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EXECUTIVE COMPENSATION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
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April 8, 2015

Dear Shareholder:

              You are cordially invited to attend the annual meeting of shareholders on Tuesday, May 19, 2015, at 9:00 a.m., Central Daylight Time, at 750 Park, Des Moines, Iowa.

              The notice of annual meeting and proxy statement provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer shareholder questions.

              We encourage you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign a proxy or voting instruction card and return it in the envelope provided (if these materials were received by mail) or vote by using the telephone or the Internet. Thank you for acting promptly.

Distribution of annual meeting materials

              As we've done in the past, The Principal is taking advantage of the Securities and Exchange Commission's rule that allows companies to furnish proxy materials for the annual meeting via the Internet to registered shareholders. For each shareholder selecting to receive these materials electronically in the future, the Principal Financial Group and the Arbor Day Foundation will plant the same number of trees in a U.S. forest. In 2014, 1,042 trees were planted.

Sincerely,

LARRY D. ZIMPLEMAN Chairman and Chief Executive Officer

PRINCIPAL FINANCIAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2015

              The annual meeting of shareholders of Principal Financial Group, Inc. (the "Company") will be held at 750 Park, Des Moines, Iowa, on Tuesday, May 19, 2015, at 9:00 a.m., Central Daylight Time. Matters to be voted on are:

    1.
    Election of three Class II Directors;

    2.
    An advisory vote to approve named executive officer compensation;

    3.
    Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2015; and

    4.
    Such other matters as may properly come before the meeting.

              These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the annual meeting.

              Shareholders of record at the close of business on March 23, 2015, are entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote in one of the following ways:

  •
  By telephone: call the toll free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials;

  •
  Through the Internet: visit the website noted below and in the notice of Internet availability of proxy materials shareholders received by mail, or on the proxy or voting instruction card, or in the instructions in the email message that notified you of the availability of the proxy materials; or

  •
  Complete, sign and promptly return a proxy or voting instruction card in the postage paid envelope provided.

              Shareholders will need to register at the meeting and present photo identification to attend the meeting. If your shares are not registered in your name (for example, you hold the shares through an account with your stockbroker), you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Principal Financial Group, Inc. common stock on March 23, 2015. Please bring that documentation to the meeting to register.

By Order of the Board of Directors

KAREN E. SHAFF Executive Vice President, General Counsel and Secretary
April 8, 2015
Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2015: The 2014 Annual Report, 2015 Proxy Statement and other proxy materials are available at www.investorvote.com. Your vote is important! Please take a moment to vote by Internet, telephone or proxy card as explained in the How Do I Vote sections of this document.

PROXY STATEMENT

PRINCIPAL FINANCIAL GROUP, INC.
750 PARK
DES MOINES, IOWA 50392-0100

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why didn't I receive a copy of the paper proxy materials?

              The Securities and Exchange Commission ("SEC") rules allow companies to deliver a notice of Internet availability of proxy materials to shareholders and provide Internet access to those proxy materials. Shareholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

Why did I receive notice of and access to this proxy statement?

              The Board of Directors ("Board") of Principal Financial Group, Inc. ("Company") is soliciting proxies to be voted at the annual meeting of shareholders to be held on May 19, 2015, at 9:00 a.m., Central Daylight Savings Time, at 750 Park, Des Moines, Iowa, and at any adjournment or postponement of the meeting ("Annual Meeting"). When the Board asks for your proxy, it must send or provide you access to proxy materials that contain information required by law. These materials were first made available, sent or given to shareholders on April 8, 2015.

What is a proxy?

              It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated three of the Company's officers to act as proxies for the 2015 Annual Meeting: Timothy M. Dunbar, Executive Vice President and Chief Investment Officer; Terrance J. Lillis, Executive Vice President and Chief Financial Officer; and Karen E. Shaff, Executive Vice President, General Counsel and Secretary.

What will the shareholders vote on at the Annual Meeting?

  •
  Election of three Directors for three year terms;
  •
  An advisory vote to approve named executive officer compensation; and
  •
  Ratification of the appointment of independent auditors.

Will there be any other items of business on the agenda?

              The Company does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

              Shareholders as of the close of business on March 23, 2015 ("Record Date") can vote at the Annual Meeting.

How many votes do I have?

              You will have one vote for every share of Company common stock ("Common Stock") you owned on the Record Date.

What constitutes a quorum?

              One third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 294,681,997 shares of Common Stock outstanding. A quorum must be present, in person or by proxy, before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

How many votes are required for the approval of each item?

  •
  Each nominee for Director will be elected if there are more votes for the nominee than votes against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections.

  •
  The advisory vote to approve the Company's named executive officer compensation will be approved if there are more votes for the proposal than against the proposal.

  •
  The appointment of the independent auditors will be ratified if there are more votes for the proposal than votes against the proposal.

  •
  Abstentions and broker non votes will be treated as being present at the meeting for the purpose of determining a quorum but will not be counted as votes for the proposals. They have no impact on the Director nominees, the advisory vote to approve named executive officer compensation or ratification of independent auditors.

What are Broker Non votes?

              If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give directions, the broker may vote your shares on routine items of business, but not on non routine items. Proxies that are returned by brokers because they did not receive directions on how to vote on non routine items are called "broker non votes."

How do I vote by proxy?

              Shareholders of record may vote by mail, by telephone or through the Internet. Shareholders may vote "for," "against" or "abstain" from voting for each of the Director nominees, the advisory vote to approve named executive officer compensation, and the proposal to ratify the appointment of the independent auditors.

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  By Mail.  Sign and date each proxy or voting instruction card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney in fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor, the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

  •
  By Telephone.  Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If you vote by telephone, do not return your proxy or voting instruction card. Telephone voting for proxy cards will be available until 1:00 a.m., Central Daylight Time, on May 19, 2015 and until 1:00 a.m., Central Daylight Time, on May 15, 2015, for voting instruction cards.

  •
  Through the Internet.  You may vote on line at www.investorvote.com. Follow the instructions provided in the notice of Internet availability of proxy materials or on the proxy or voting instruction card. If you vote through the Internet, do not return your proxy or voting instruction card. Internet voting for proxy cards will be available until 1:00 a.m., Central Daylight Time, on May 19 2015, and until 1:00 a.m., Central Daylight Time, on May 15, 2015, for voting instruction cards.

How do I vote shares that are held by my broker?

              If you own shares held by a broker, you may direct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the Internet.

How do I vote in person?

              If you are going to attend the Annual Meeting, you may vote your shares in person. However, we encourage you to vote in advance of the meeting by mail, telephone or through the Internet even if you plan to attend the meeting.

How do I vote my shares held in the Company's 401(k) plan?

              The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the discretion of the trustees.

How are shares held in the Demutualization separate account voted?

              The Company became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company (the "Demutualization") and the initial public offering of shares of the Company's Common Stock was completed. The Company issued Common Stock to Principal Life Insurance Company ("Principal Life"), and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans may give Principal Life voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received directions.

Who counts the votes?

              Votes will be counted by Computershare Trust Company, N.A.

What happens if I do not vote on an issue when returning my proxy?

              If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends:

  •
  "For" the election of all Director nominees;
  •
  "For" approval of the Company's named executive officer compensation and
  •
  "For" the ratification of Ernst & Young LLP as independent auditors.

How do I revoke my proxy?

              If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy or voting instructions by voting a new proxy or instruction card or by voting at the meeting.

What should I do if I want to attend the Annual Meeting?

              Please bring photo identification and, if your stock is held by a broker or bank, evidence of your ownership of Common Stock as of March 23, 2015. The notice of Internet availability of proxy materials you received in the mail, a letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership.

How do I contact the Board?

              The Company has a process for shareholders and all other interested parties to send communications to the Board through the Lead Director. You may contact the Lead Director of the Board through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

    Lead Director, c/o Karen E. Shaff
    Executive Vice President, General Counsel and Secretary
    Principal Financial Group, Inc.
    Des Moines, Iowa 50392-0300

              All emails and letters received will be categorized and processed by the Company's Secretary and then sent to the Company's Lead Director.

    How do I submit a shareholder proposal for the 2016 Annual Meeting?

              The Company's next annual meeting is scheduled for May 17, 2016. Proposals should be sent to the Company's Secretary. Proposals to be considered for inclusion in next year's proxy statement must be received by December 10, 2015. In addition, the Company's By-Laws provide that any shareholder wishing to propose any other business at the annual meeting must give the Company written notice between January 19, 2016 and February 23, 2016. That notice must provide other information as described in the Company's By-Laws, which are on the Company's website, www.principal.com.

What is "householding?"

              We send shareholders of record at the same address one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

              If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 866-781-1368, or P.O. Box 43078, Providence, RI 02940-3078. You can also contact Computershare to receive individual copies of all documents.

Where can I receive more information about the Company?

              We file reports and other information with the SEC. This information is available on the Company's website at www.principal.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The Audit, Finance, Human Resources and Nominating and Governance Committee charters, the Company's Corporate Governance Guidelines, and the Corporate Code of Business Conduct and Ethics are also available on the Company's website, www.principal.com.

              The Board urges you to exercise your right to vote by using the Internet or telephone or by returning the proxy or voting instruction card.

PROPOSAL ONE — ELECTION OF DIRECTORS

              The Board is divided into three classes with each class having a three year term. All of the nominees are currently Directors of the Company. Richard L. Keyser will retire from the Board effective as of the 2015 Annual Meeting. He is not eligible for reelection because the Board has a policy requiring that each Director's tenure shall not extend beyond the annual meeting following the Director's 72nd birthday. In addition, Luca Maestri has decided not to stand for re-election to the Board due to his other professional responsibilities.

Nominees for Class II Directors With Terms Expiring in 2018

Roger C. Hochschild
Age: 49
 Director Since: March 18, 2015
 Committees: Audit and Human Resources (effective May 18, 2015)
 Public Directorships/Past 5 Years: None

Mr. Hochschild has been the President and Chief Operating Officer of Discover Financial Services since 2004. He served as the Chief Administrative Officer, Executive Vice President and Chief Strategy Officer of Morgan Stanley from 2001 to 2004. He served as Chief Marketing Officer of Discover Financial Services from 1998 to 2001. He served as a Senior Executive Vice President of MBNA America Bank from 1994 to 1998. He has been a Director of Student Loan Corporation since December 31, 2010.

The Nominating and Governance Committee used a search firm to identify and recruit Mr. Hochschild.

SKILLS AND QUALIFICATIONS: Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, executive compensation, financial services, marketing, mergers & acquisitions, product development, risk management and strategic planning. He holds a bachelor's degree in economics from Georgetown University and an M.B.A. from the Amos Tuck School at Dartmouth College.

Daniel J. Houston
Age: 53
 Director since: November 25, 2014
 Public Directorships/Past 5 Years: Catalyst Health Solutions, Inc, 2005-2012

Mr. Houston has been President and Chief Operating Officer of the Company since November 25, 2014. He joined the Company in 1984 and has held a number of management positions in the Company. He was named Executive Vice President in 2006, and President of Retirement and Investor Services in 2008. He became President-Retirement, Insurance and Financial Services in 2009.

He is active on a number of boards, including the Partnership for a Healthier America, Employee Benefits Research Institute, America's Health Insurance Plans, United Way of Central Iowa and the Iowa State University Business School Dean's Advisory Council and formerly served on the board of Mercy Medical Center and the Iowa Natural Heritage Foundation.

SKILLS AND QUALIFICATIONS: Mr. Houston has operational expertise, global awareness, and deep talent leadership skills. During his career with the Company, he has worked in sales, managed numerous businesses and helped lead the transformation of the Company to a global investment management leader. He has extensive operational experience, as well as expertise in risk management, executive compensation, corporate governance, marketing and sales, and mergers and acquisitions.

Mr. Houston received a bachelor's of science degree from Iowa State University in 1984.

Elizabeth E. Tallett
Age: 66
 Director since: 1992 (Principal Life), 2001 (the Company)
 Committees: Human Resources, Nominating and Governance, Executive
 Public Directorships/Past 5 Years: Meredith Corporation (current), Qiagen, N. V., (current), Anthem, Inc. (current), Coventry Health Care, Inc., Immunicon,  Inc., IntegraMed America, Inc., Varian, Inc. and Varian SemiConductor Equipment Associates, Inc.

Ms. Tallett has been Lead Director since 2007 and has also served as Alternate Lead Director. She was honored recently with a 2015 Outstanding Director award from the Financial Times.

Ms. Tallett was Principal of Hunter Partners, LLC, a management company for early to mid stage pharmaceutical, biotech and medical device companies, from July 2002 to Feb 2015. She continues to operate as a consultant to early stage pharmaceutical and healthcare companies. She has more than 30 years' experience in the biopharmaceutical and consumer industries.

SKILLS AND QUALIFICATIONS: Ms. Tallett's senior management experience includes President and Chief Executive Officer of Transcell Technologies, Inc., President of Centocor Pharmaceuticals, member of the Parke-Davis Executive Committee, and Director of Worldwide Strategic Planning for Warner-Lambert. In addition to her leadership and financial management in pharmaceutical and biotechnology firms, she has executive level experience in multinational companies, international operations, economics, strategic planning, marketing, product development, technology, executive compensation and mergers and acquisitions.

She received a bachelor's degree with honors in mathematics and economics from the University of Nottingham in England.

Continuing Class III Directors With Terms Expiring in 2016

Michael T. Dan
Age: 64
 Director since: 2006
 Committees: Human Resources (Chair), Nominating and Governance (effective May 18, 2015)
 Public Directorships/Past 5 Years: The Brink's Company

Mr. Dan was Chairman, President and Chief Executive Officer of The Brink's Company, a global provider of secure transportation and cash management services, from 1999-2011. The Brink's Company had 70,000 employees worldwide, operations in over 100 countries and $3.8 billion in revenue in 2011. Prior to joining Brink's, Mr. Dan served as president of Armored Vehicle Builder, Inc.

SKILLS AND QUALIFICATIONS: In addition to leading and being responsible for financial management of Brink's, Mr. Dan has executive level experience in international operations, risk management, strategic planning, brand management, executive compensation, customer service, marketing and mergers and acquisitions.

He studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

C. Daniel Gelatt
Age: 67
 Director since: 1988 (Principal Life), 2001 (the Company)
 Committees: Audit, Human Resources, Strategic Issues (Chair)
 Public Directorships/Past 5 Years: None

Dr. Gelatt has been President of NMT Corporation since 1987. NMT is an industry leader in mobile mapping and workforce automation software and has been providing analog and digital imaging services to clients worldwide for more than 40 years. He was an Assistant Professor in the Physics Department at Harvard University, where he earned his Ph.D., and was a research manager at the IBM T.J. Watson Research Center before joining the Gelatt companies in 1982.

SKILLS AND QUALIFICATIONS: In addition to leading and having financial responsibility for NMT and other Gelatt privately owned companies, he has an extensive background in software and nonlinear optimization and executive level experience in product development, marketing and strategic planning.

He earned his bachelor's and master's degrees at the University of Wisconsin and his MA and Ph.D. at Harvard University.

Sandra L. Helton
Age: 65
 Director since: 2001
 Committees: Audit (Chair), Finance, Executive
 Public Directorships/Past 5 Years: Lexmark International, Inc. (current), Covance, Inc.

Ms. Helton was Executive Vice President and Chief Financial Officer — Telephone and Data Systems, Inc. ("TDS"), a diversified telecommunications organization that includes United States Cellular Corporation, from 1998 through 2006. As of December 31, 2006, TDS served 7 million customers/units in 36 states with annual revenues of $4.5 billion. In her role, Ms. Helton had responsibility for the Finance, Information Technology, Strategic Planning, Corporate Communications, and Corporate Secretary functions. Prior to joining TDS, Ms. Helton spent 26 years with Corning Incorporated, where she held engineering, strategy and finance positions, including Senior Vice President and Treasurer from 1991-1997. She also served as Vice President and Corporate Controller of Compaq Computer Corporation from 1997-1998.

SKILLS AND QUALIFICATIONS: Ms. Helton has global executive level experience in corporate strategy, finance, accounting and control, treasury, investments, information technology and other corporate administrative functions, as well as extensive corporate governance experience.

Ms. Helton graduated from the University of Kentucky in 1971 with a B.S. degree in mathematics, summa cum laude, and earned an S.M. degree from Massachusetts Institute of Technology's Sloan School in 1977 with double majors in Finance and Planning & Control.

Larry D. Zimpleman
Age: 63
 Director since: 2006
 Committees: Executive (Chair)
 Public Directorships/Past 5 Years: None

Mr. Zimpleman has been Chairman and Chief Executive Officer of the Company and Principal Life since November of 2014 and was Chairman, President and Chief Executive Officer from May 2009-November 2014; and President and Chief Executive Officer of the Company and Principal Life from May 2008-May 2009. He was President and Chief Operating Officer of the Company and Principal Life from June 2006 to May 2008 and President, Retirement and Investor Services of the Company and Principal Life from December 2003 to June 2006. He joined Principal Life in 1971 as an actuarial intern.

SKILLS AND QUALIFICATIONS: In addition to leading the Company and Principal Life as Chief Executive Officer since 2008, Mr. Zimpleman is a member of the board of directors of the American Council of Life Insurers, is the Chairman of the Financial Services Roundtable, and chairs the board of trustees of Drake University. He is Chair of the Iowa Business Council and formerly chaired the Principal Funds Board of Directors.

He earned a bachelor's degree and master's degree in business administration from Drake University in Des Moines, Iowa.

Continuing Directors in Class I With Terms Expiring in 2017

Betsy J. Bernard
Age: 60
 Director since: 1999 (Principal Life), 2001 (the Company)
 Committees: Nominating and Governance (Chair), Human Resources (until May 18, 2015), Finance (effective May 18, 2015), Executive
 Public Directorships/Past 5 Years: Zimmer Holdings, Inc. (current), SITO Mobile, Inc (current)

Ms. Bernard has been Alternate Lead Director since May 21, 2007.

Ms. Bernard was President of AT&T from October 2002 until December 2003 where she led more than 50,000 employees with AT&T Business, then a nearly $27 billion organization serving four million business customers. She was Chief Executive Officer of AT&T Consumer 2001-2002, which served about 40 million consumers and contributed $11.5 billion to AT&T's normalized revenue in 2002. She was head of the consumer and small business division as Executive Vice President — National Mass Markets at Qwest Communications from 2000-2001, and responsible for all retail markets at U S West as Executive Vice President — Retail from 1998-2000.

SKILLS AND QUALIFICATIONS: In addition to leading and being responsible for financial management of AT&T, Ms. Bernard has executive level experience in brand management, marketing to individuals and small businesses, sales, customer care, operations, product management, electronic commerce, executive compensation, strategic planning, technology and mergers and acquisitions.

She earned her bachelor's degree from St. Lawrence University, a master's degree in business administration from Fairleigh Dickinson University, and an MA from Stanford University in the Sloan Fellow Program.

Jocelyn Carter-Miller
Age: 57
 Director since: 1999 (Principal Life), 2001 (the Company)
 Committees: Finance (Chair), Nominating and Governance
 Public Directorships/Past 5 Years: Interpublic Group of Companies, Inc. (current), Netgear, Inc. (current)

Ms. Carter-Miller has been President of TechEd Ventures since 2005, which specializes in the development and marketing of high performance educational and personal empowerment programming. She was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004, with responsibility for the company's marketing for its 846 superstores, contract, catalog and e-commerce businesses in the United States and Canada and operations in 15 other countries. Before joining Office Depot, she was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across its $30 billion revenue base and diverse businesses. She also had general management responsibility while at Motorola for network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President, Marketing and Product Development at Mattel, Inc.

SKILLS AND QUALIFICATIONS: In addition to her marketing leadership background, Ms. Carter-Miller has executive level experience in brand management, advertising, sales, multinational companies, international operations, mergers and acquisitions, product development, project management, strategic planning, technology and leadership development and training. She is also a certified public accountant.

She earned her B.S. in Accounting at the University of Illinois and an MBA in Finance and Marketing at the University of Chicago.

Gary E. Costley
Age: 71
 Director since: 2002
 Committees: Audit, Finance (until May 18, 2015), Human Resources (effective May 18, 2015), Strategic Issues
 Public Directorships/Past 5 Years: Prestige Brand Holdings, Inc. (Lead Director) (current), Tiffany & Co. (current), Accelrys,  Inc., Pharmacopeia Drug Discovery, Inc., Covance, Inc.

Dr. Costley was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products, from November 1997 until June 2004. Following his retirement from International Multifoods, which had just under $1 billion in sales in 2003, he was a cofounder and managing director of C & G Capital Management which provided capital and management to health, medical and nutritional products and services companies until May 2009. He was Dean of the Babcock Graduate School of Management at Wake Forest University in Winston-Salem, North Carolina, from 1995-1997 and taught business ethics during his tenure as a professor of management. Dr. Costley also had 24 years with Kellogg Company from 1970-1994 where he most recently was President of Kellogg North America.

SKILLS AND QUALIFICATIONS: In addition to leading and being responsible for financial management of International Multifoods and Kellogg North America, Dr. Costley has executive level experience in brand management, marketing, sales, distribution, international operations, public affairs, corporate development, strategic planning, technology, quality management, executive compensation and mergers and acquisitions, and has taught business ethics.

He attended Oregon State University where he earned his bachelor's and master's degrees and a Ph.D.

Dennis H. Ferro
Age: 69
 Director since: 2010
 Committees: Audit, Finance, Strategic Issues
 Public Directorships/Past 5 Years: NYMAGIC, Inc.

Mr. Ferro served as President and Chief Executive Officer of Evergreen Investment Management Company, an asset management firm, from 2003 to 2008. Evergreen had assets under management of $175 billion on December 31, 2008, served more than four million individual and institutional investors through management of a broad range of investment products including institutional portfolios, mutual funds, variable annuities and other investments, and was led by 300 investment professionals. Mr. Ferro was the Chief Investment Officer of Evergreen from 1999 to 2003. From 1994-1999, he was Executive Vice President of Zurich Investment Management Ltd. and Head of International Equity Investments, and from 1991-1994 was Senior Managing Director of CIGNA International Investments. Prior to 1991, he held positions with Bankers Trust Company in Japan, as President and Managing Director, and in Florida and New York. Mr. Ferro is a member of the Investment Committee of the American Bankers Association. During 2009-2012, Mr. Ferro served as a corporate Director and Chairman of the Investment Committee of the New York Marine and General Insurance Company, a subsidiary of NYMAGIC, Inc.

SKILLS AND QUALIFICATIONS: In addition to leading and being responsible for financial management of Evergreen Investment Management Company, Mr. Ferro has executive level experience in asset management, investment portfolio management, financial services, international operations, product development, marketing and distribution, strategic planning, executive compensation, risk management and mergers and acquisitions.

He earned a bachelor's degree from Villanova University and an MBA in finance from St. John's University. Mr. Ferro is a Chartered Financial Analyst ("CFA").

              The Board of Directors recommends that shareholders vote "For" all of the nominees for election at the Annual Meeting.

CORPORATE GOVERNANCE

              The Company is a global investment management leader offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement services, insurance solutions and asset management. The business of the Company is managed under the direction of the Board. The Board selects, and provides advice and counsel to, the Chief Executive Officer ("CEO") and generally oversees management. The Board reviews and discusses the strategic direction of the Company, oversees risk and monitors the Company's performance against goals the Board and management establish.

Board Leadership Structure

              The Board currently has a combined position of Chairman of the Board and CEO, held by Larry D. Zimpleman, and a Lead Director, Elizabeth E. Tallett. Betsy J. Bernard is the Alternate Lead Director. The Lead Director is selected by the other independent Directors and the position does not automatically rotate. The Nominating and Governance Committee reviews the assignments as Lead Director and Alternate Lead Director annually. The Board regularly reviews its leadership model and is flexible about whether the positions of CEO and Chairman are separated or combined. The decision is based on the tenure and experience of the CEO and the broader economic and operating environment of the Company. The Company has followed a pattern of separating the roles of Chairman of the Board and CEO during periods of management transition, with the prior Chairman retaining that position for a period of time as the newly appointed CEO assumes new responsibilities as the Company's chief executive. In the Company's experience, a flexible approach is preferable to an approach that either requires or disallows a combined Chairman/CEO.

              The Lead Director and the Chairman jointly make the decisions on the Board's agenda for each regular quarterly meeting, and the Lead Director seeks input from the other independent Directors. The Lead Director and Chairman share the duties of presiding at each Board meeting. The Chairman presides when the Board is meeting as a full Board. The Lead Director:

  •
  Presides when the Chairman is not present and during executive sessions of independent Directors ("Executive Sessions"). Executive Sessions generally occur at the start and end of each regularly scheduled Board meeting, and were held in conjunction with each regularly scheduled Board meeting during 2014.

  •
  Plans and leads the Executive Sessions and provides feedback to the CEO based on these discussions.

  •
  Leads the Board's annual self evaluation of its performance.

  •
  Calls special Board meetings if the Chairman and CEO is unable to act for any reason.

Role of the Board in Risk Oversight

              The Board believes that risk oversight is a responsibility of the full Board. The Board weighs risk versus return in the context of the organization's key risks and risk philosophy when approving corporate strategy and major business decisions, setting executive compensation and monitoring the Company's progress. Like all financial services companies, we are exposed to financial, product and pricing, operational and other business risks. The Board uses its committees for some of its risk oversight responsibilities and the committees report to the Board on these issues:

              The Audit Committee:

  •
  Assists the Board in oversight of risks related to accounting, financial controls, legal, regulatory, ethics, compliance and operational risks, including the Company's major risk exposures in these areas and the steps management has taken to monitor and control such exposures; and
  •
  Reviews the Company's framework and policies with respect to enterprise risk assessment and management ("ERM Program").

              The Finance Committee:

  •
  Assists the Board in its oversight of the Company's liquidity risk, credit risk, market risk, product and pricing risk and tax planning activities;
  •
  Reviews and provides guidance to the Board on the organization's capital adequacy and capital structure based on the organization's strategies, plans and risk exposures; and
  •
  Assists the Board in overseeing the Company's financial risk, investment and capital management policies.

              The Human Resources Committee:

  •
  Reviews and analyzes compensation arrangements to confirm that they are consistent with business plans, do not encourage inappropriate risk taking and are appropriately designed to limit or mitigate risk; and
  •
  Assists the Board in overseeing succession planning and development for senior management.

              When selecting candidates for the Board, the Nominating and Governance Committee takes into account the need for the Board to have the collective skills and experience necessary to monitor the risks facing the Company.

              Risk management has long been an essential component of the Company's culture and operations. Since 2005, the Company has had a Chief Risk Officer who oversees and coordinates the ERM Program, serves on key management committees and operates independently of the businesses. The Chief Risk Officer regularly attends open sessions of the Board, Audit and Finance Committee meetings and meets in Executive Session with the Audit Committee.

              The Chief Risk Officer and other members of senior management make periodic reports to and have discussions with the Board and its committees on the ERM Program, including how strategy, operational initiatives and investment portfolios integrate with the Company's risk objectives. These reports and discussions provide the Board with a greater understanding of the material risks the organization faces, whether management is responding appropriately, how certain risks relate to other risks, and the level of risk in actions presented for Board approval.

              Capital adequacy and structure are an important focus of the ERM Program. For each regular Board meeting, management reports on sources and uses of capital, satisfaction of regulatory and rating agency capital requirements, capital position, capital management and liquidity.

              Embedding these regular inputs (Board composition, committee responsibilities, and management focus, reporting and accountability) into its oversight responsibilities reflects the full Board's commitment to the importance of risk management.

Majority Voting

              Directors are elected by the majority of votes cast in uncontested Director elections. If an incumbent Director is not elected, and no successor is elected, the Board of Directors will decide whether to accept the resignation that is required to be tendered by that incumbent Director. The Board's decision and reasons for its decision will be publicly disclosed within 90 days of certification of the election results.

Director Independence

              The Board determines at least annually whether each Director is independent, using its independence standards in these determinations. These independence standards include the New York Stock Exchange requirements for independence and are on the Company's website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (as a partner, shareholder or officer of an organization) a Director may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2015 (1), based on:

  •
  A review of relationships and transactions between Directors, their immediate family members or other organizations and the Company, its subsidiaries or executive officers;
  •
  Questionnaires completed by each current Director regarding any relationships or transactions that could affect the Director's independence;
  •
  The Company's review of its purchasing, investment, charitable giving and other records; and
  •
  Recommendations of the Nominating and Governance Committee.

              The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Ms. Bernard, Ms. Carter-Miller, Dr. Costley, Mr. Dan, Mr. Ferro, Dr. Gelatt, Ms. Helton, Mr. Hochschild, Mr. Keyser, Mr. Maestri and Ms. Tallett. The Board also determined that all current members of the Audit, Finance, Human Resources and Nominating and Governance Committees are independent.

              In applying the Board's independence standards, the Nominating and Governance Committee and the Board considered the following relationships and transactions to be categorically immaterial to the determination of a Director's independence due to the nature of the transaction and the amount:

  •
  Ms. Bernard, Ms. Carter-Miller, Dr. Gelatt, Ms. Helton, Mr. Keyser and Ms. Tallett are customers of the Company's subsidiaries. Directors who were in office before the Demutualization were required to personally own an insurance policy or annuity contract issued by Principal Life. All insurance policies, annuity contracts and agreements for trust services held by Directors are on the same terms and conditions offered to the public.

  •
  The Gelatt family companies (of which Dr. Gelatt is the CEO) and an affiliated trust own insurance products issued by Principal Life.

  •
  Ms. Bernard and Ms. Tallett are directors of for profit entities with which the Company's subsidiaries conducted ordinary commercial transactions.

Certain Relationships and Related Transactions

              Nippon Life Insurance Company ("Nippon Life"), which held approximately 6.2% of the Company's Common Stock at the end of 2014, is the parent company of Nippon Life Insurance Company of America ("NLICA"). Nippon Life, NLICA and Principal Life have had an ongoing business relationship for more than 20 years. Principal Life assisted Nippon Life in the start up activities of NLICA, which began business in 1991. Nippon Life and NLICA purchase retirement and financial services offered by Principal Life and its subsidiaries. NLICA paid Principal Life approximately $13,407.35 for third party administration services related to its group welfare benefit plans in 2014. Principal Life performs certain pension services for defined contribution plans maintained by NLICA and an affiliate, and for these services Principal Life was paid approximately $91,927.46 (most of this amount was paid by plan participants). NLICA also paid Principal Trust Company $1,250 for deferred compensation plan services during 2014. Nippon Life also paid Principal Global Investors, LLC ("PGI") and its subsidiaries approximately $862,688.74 for investment services in 2014, and paid Principal Life approximately $173,528 for service related to its retirement plans in 2014. Principal Global Investors (Japan) Ltd. paid Nippon Life $6,194 for 401(k) plan administration. The Company owns approximately three percent of the common stock of NLICA and Principal Life purchased public bonds with a market value at the end of 2014 of $62,555,050 during Nippon Life's $2 billion public issuance in October of 2012. NLI US Investments, Inc. ("NLI"), an affiliate of Nippon Life, has since May 1, 2013, owned 20% of Post Advisory Group, LLC ("Post"), an affiliate of the Company. During 2014, Post paid NLI an aggregate of $2,844,592.90 in dividends.

              During 2014, Principal Management Corporation, an affiliate of the Company ("PMC"), paid Wellington Management Company $2,347,743.57 for sub-advisory services furnished to a registered investment company managed by PMC. As of the end of 2014, Wellington owned approximately 5.7% of the Company's Common Stock.

(1)
March 18, 2015 for Mr. Hochschild.

              As of December 31, 2014, BlackRock, Inc. ("BlackRock") held approximately 5.2% of the Company's Common Stock. During 2014, BlackRock paid the Company $422.82 in connection with administrative services rendered to a 401(k) plan that terminated in February 2015. During the January 1, 2014 to February 12, 2015 period, PMC paid BlackRock $1,284,672.43 in sub-advisory fees for sub-advisory services furnished to registered investment companies managed by PMC. During the same period various asset management affiliates of the Company managed portfolios holding varying amounts of public debt and equity securities issued by BlackRock. During the same period, Union Bond & Trust Company, an affiliate of the Company, paid BlackRock $333,352.58 in sub-advisory fees. On December 31, 2014, Principal Life held public bonds issued by BlackRock with a market value of $54,835,000.

              The Nominating and Governance Committee or Chair of that Committee must approve or ratify all transactions with Related Parties that are not preapproved under the Company's Related Party Transaction Policy. At each quarterly meeting, the Committee reviews a report of any nonmaterial transactions with Directors or the firms of which they are an executive officer or director, and any other Related Party transactions, including those involving executive officers and shareholders who own more than five percent of the Company's Common Stock. The Committee ratifies these transactions if it determines they are appropriate. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company's Related Party Transaction Policy may be found at www.principal.com.

Board Meetings

              The Board held nine meetings in 2014, one of which was over the course of three days, and three of which were two day, in person meetings. Each of the Directors then in office attended more than 75 percent in the aggregate of the meetings of the Board and the committees of which the Director was a member. All of the Directors attended the 2014 Annual Meeting. The Company sets the date and place of Annual Meetings to coincide with a regular Board meeting so that Directors can attend.

Corporate Code of Business Conduct and Ethics

              Each Director and officer of the Company has certified compliance with the Corporate Code of Business Conduct and Ethics.

Board Committees

              Only independent Directors may serve on the Audit, Human Resources and Nominating and Governance Committees. Committee members and Committee chairs are recommended to the Board by the Nominating and Governance Committee. The Committees review their charters and evaluate their performance annually. Committee charters of the Audit, Finance, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

              The following table shows the current membership and responsibilities of each of the Board Committees.

Committee	Members (*Committee Chair)	Meetings Held in 2014	Responsibilities

Audit	Gary E. Costley Dennis H. Ferro C. Daniel Gelatt Sandra L. Helton* Roger C. Hochschild (1) Luca Maestri (2)	10
Appointing, terminating, compensating and overseeing the Company's independent auditor; reviewing and reporting to the Board on the independent auditor's activities; approving all audit engagement fees and preapproving compensation of the independent auditor for non audit engagements, consistent with the Company's Auditor Independence Policy; reviewing internal audit plans and results; reviewing and reporting to the Board on accounting policies and legal and regulatory compliance; and reviewing the Company's policies on risk assessment and management.

			The Board has determined that all members of the Audit Committee are financially literate and are independent, as independence for audit committee members is defined in the New York Stock Exchange listing standards, and that Ms. Helton is a financial expert, as defined by the Sarbanes-Oxley Act.

Committee	Members (*Committee Chair)	Meetings Held in 2014	Responsibilities

Human Resources	Betsy J. Bernard (2) Gary E. Costley (1) Michael T. Dan* C. Daniel Gelatt Roger C. Hochschild (1) Richard L. Keyser (2) Elizabeth E. Tallett	5	Evaluating the performance of the CEO and determining compensation in light of the goals and objectives approved by the Committee; reviewing and approving compensation for all other officers of the Company and Principal Life at the level of Senior Vice President or equivalent and Sr. Executive Director and above ("Executives"); reviewing and approving any employment, severance or change of control agreements and perquisites for Executives; overseeing Executive development and succession planning; acting on management's recommendations for salary and employee compensation policies for all other employees; administering the Company's Annual Incentive Plan, Incentive Pay Plan ("PrinPay Plan"), Stock Incentive Plan, and any other compensation plans that provide compensation to Executives; acting on management's recommendations that require Director action for broad based employee pension and welfare benefit plans; and reviewing the Company's compensation programs to confirm that these programs encourage management to take appropriate risks, and to discourage inappropriate risk and behaviors that are inconsistent with the Company's business plan, policies and risk tolerance.

Nominating and Governance	Betsy J. Bernard* Jocelyn Carter-Miller Michael T. Dan (1) Richard L. Keyser (2) Elizabeth E. Tallett	4	Recommends to the Board candidates for Director, Board Committee assignments and service as Lead Director and Alternate Lead Director; reviews and reports to the Board on Director independence, performance of individual Directors, process for the annual self evaluations of the Board and its Committees, content of the Company's Corporate Code of Business Conduct and Ethics, Director compensation, and the Corporate Governance Guidelines; reviews environmental and corporate social responsibility matters of significance to the Company.

Finance	Betsy J. Bernard (1) Jocelyn Carter-Miller* Gary E. Costley (2) Dennis H. Ferro Sandra L. Helton Luca Maestri (2)	9	Assists the Board with the organization's financial, investment and capital management policies; reviews the organization's capital structure and capital plan, significant financial transactions, financial policies, credit ratings, matters of corporate finance including issuance of debt and equity, shareholder dividends, and proposed mergers, acquisitions and divestitures; reviews and provides guidance to the Human Resources Committee and the Board on financial goals for the upcoming year; oversees the organization's investment policies, strategies and programs, and reviews the policies and procedures governing the use of financial instruments including derivatives; and assists the Board in overseeing and reviewing information regarding the organization's enterprise financial risk management, including the significant policies, procedures and practices used to manage liquidity risk, credit risk, market risk, tax planning and product and pricing risk.

Strategic Issues	Gary E. Costley Dennis H. Ferro C. Daniel Gelatt*	4	Primarily responsible for planning the Board of Directors annual strategic retreat.

Executive	Betsy J. Bernard Sandra L. Helton Elizabeth E. Tallett Larry D. Zimpleman*	None	Generally acts only on matters delegated to it by the Board, and any actions must be approved by its independent members. Has all of the authority of the Board between Board meetings, unless the Board has directed otherwise, except it has no authority for certain matters set forth by law and in the Company's By Laws.

(1)
As of May 18, 2015.
(2)
Until May 18, 2015.

Audit Committee Report

              The Audit Committee oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2014, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

              The Committee discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards ("SAS") 114, The Auditor's Communication with those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (United States) ("PCAOB") in Rule 3200T. SAS 114 requires the independent auditor to communicate (i) the auditor's responsibility under standards of the PCAOB; (ii) an overview of the planned scope and timing of the audit; and (iii) significant findings from the audit, including the qualitative aspects of the entity's significant accounting practices, significant difficulties, if any, encountered in performing the audit, uncorrected misstatements identified during the audit, other than those the auditor believes are trivial, if any, any disagreements with management, and any other issues arising from the audit that are significant or relevant to those charged with governance.

              The Committee received from Ernst & Young LLP the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

              The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

              In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2015.

              The Committee does not have the responsibility to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Sandra L. Helton, Chair
Gary E. Costley
Dennis H. Ferro
C. Daniel Gelatt
Luca Maestri

Director Qualifications, Director Tenure, Process for Identifying and Evaluating Director Candidates and Diversity of the Board

              The Nominating and Governance Committee regularly assesses the appropriate mix of expertise, skills, backgrounds, competencies and other characteristics of Directors in light of the current makeup of the Board and the Company's current strategic initiatives, risk factors and other needs. In addition, the Committee considers additional relevant circumstances, including a candidate's current employment responsibilities. The Committee periodically uses an outside consultant to assist it in fulfilling this responsibility. The results of these assessments provide direction in searches for Board candidates, and in the evaluation of current Directors for re-nomination as noted below.

              The Nominating and Governance Committee reviews the performance of Directors whose terms are expiring as part of the Committee's determination of whether their re-nomination should be recommended to the Board. The Committee receives input from the other Directors and may involve an outside consultant before conducting the reviews. Director performance and capabilities are evaluated against the characteristics noted above which the Committee has identified as necessary and desirable for the Company's Board under current circumstances. Following the Committee's discussion, the outside consultant, when one is retained by the Committee, or the Committee Chair provides performance feedback to the Directors who were evaluated. The Board annually conducts a self-evaluation regarding its effectiveness. In addition, the Audit, Finance, Human Resources and Nominating and Governance Committees each undertake an annual self-evaluation of their performance and report the results to the Board.

              In Director and candidate evaluations, the Committee assesses personal and professional ethics, integrity, values, expertise and ability to contribute to the Board. The Board values experience as a current or former CEO or other senior executive, in financial services, in international business and with financial management or accounting responsibilities. The following competencies are also sought: strategic orientation, results orientation and comprehensive decision making, risk management and technology.

              All Board members have:

  •
  Backgrounds and experiences which support the Company's core value of integrity;
  •
  Training or experience which is useful to the Company in light of its strategy, initiatives and risk factors; and
  •
  A demonstrated willingness to prepare for, attend and participate effectively in Board and Committee meetings.

              Several Directors have led businesses or major business divisions as CEO or President (Ms. Bernard, Dr. Costley, Mr. Dan, Mr. Ferro, Dr. Gelatt, Mr. Hochschild, Mr. Keyser, Mr. Maestri and Ms. Tallett). The following chart shows areas central to the Company's strategy, initiatives and operations for which Directors have specific training and executive level experience that assists them in their responsibilities.

              Though the Board does not have a formal diversity policy, diversity of the Board is a valued objective. The Nominating and Governance Committee reviews the Board's needs and diversity in terms of race, gender, national origin, backgrounds, experiences and areas of expertise when looking for new Directors. The Board recognizes that diversity is an important factor in Board effectiveness, which is apparent in the Board's selection of Directors. Thirty six percent of the Company's independent Directors are women. The Company has been recognized as one of the National Association of Female Executives' Top 50 Companies for Executive Women for 12 consecutive years; 2020 Women on Boards Winning Company for three straight years and by organizations such as the Human Rights Campaign Corporate Equality Index, and LATINA Style magazine. The Board's effectiveness benefits from Directors who have the skills, backgrounds and qualifications needed by the Board and who also increase the Board's diversity.

              The Board, reflecting a position held by the vast majority of S&P 500 companies, believes that a good Director performance review process coupled with healthy Board refreshment better serves the Company and its stakeholders than would mandated term limits. Strict term limits would require that the Company lose the continuing contribution of Directors who have gained invaluable insight into the Company's industry, strategies and operations as a result of their years of service. Directors' terms must end prior to the annual meeting following their 72nd birthday. The tenure of each of the independent Directors is listed below. The average tenure of the Company's independent Directors is 13 years. This average will decrease as retiring Directors are replaced. The following chart shows the allocation across an experience spectrum of our current independent Directors' tenures (including tenures for the four Directors whose service on the Principal Life board pre-dates the existance of Company):

0-2 years	3-5 years	5-10 years	10-15 years	15-20 years	20+ years

1	2	1	2	2	2

              Communicating with stakeholders, whether clients, customers, employees, or investors, has always been an important part of how the Company conducts its business. Some time ago, however, the Company began a more formal engagement process with its shareholders around matters of corporate governance. This past year, the Company reached out to a broad array of stockholders, informing them of the Company's core corporate governance policies and inviting them to engage in a robust discussion of any questions and comments. These shareholder engagement discussions provide the Company with helpful insight into shareholders' views on current governance topics, which views are reported to the Nominating and Governance Committee. This process is in addition to communications engendered through the Company's website and those engaged in by the Company's Investor Relations staff.

              The Committee will consider shareholder recommendations for Director candidates sent to the Nominating and Governance Committee, c/o the Company's Secretary. Director candidates nominated by shareholders are evaluated in the same manner as Director candidates identified by the Committee and search firms it retains.

DIRECTORS' COMPENSATION

              Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc. Directors who are also employees do not receive any compensation for their service as Directors. The Company provides competitive compensation to attract and retain high quality Directors. A substantial proportion of Director compensation is provided in the form of equity to help align Directors' interests with the interests of shareholders.

              The Director compensation program is reviewed annually. The Nominating and Governance Committee uses the Board's independent compensation consultant, Frederic W. Cook & Co., Inc. ("Cook") to conduct a comprehensive review and assessment of Director compensation. Cook last reviewed Director compensation in November of 2014. As a result of that review and the Committee's discussion, the Committee recommended to the Board to increase the annual cash retainer and annual Restricted Stock Unit ("RSU") grant amount as noted in the chart below. The Company targets Director compensation at approximately the median of the peer group used for Executive compensation comparisons ("Peer Group") (see page 32), which aligns with its Executive compensation philosophy.

	January 1, 2012- December 31, 2014	Effective January 1, 2015

Annual Cash Retainers (1)
- Board	$90,000	$95,000
- Audit Committee Chair	$20,000	$20,000
- Human Resources Committee Chair	$17,500	$17,500
- Finance Committee Chair	$15,000	$15,000
- Nominating & Governance Committee Chair	$15,000	$15,000
- Other Committee Chairs	$5,000	$5,000
- Lead Director	$25,000	$25,000
Annual Restricted Stock Unit Retainer (2)
- Board	$115,000	$130,000
Meeting Attendance Fees
- Regularly Scheduled Board Meeting	No meeting fees	No meeting fees
- Non-regularly Scheduled Board Meetings (in person)	$2,500 per day	$2,500 per day
- Non-regularly Scheduled Board Meetings (Telephonic)	$1,000	$1,000
- Committee Meeting	$1,500	$1,500
- Telephonic Committee Meeting	$1,000	$1,000

(1)
Annual cash retainers are paid in two semiannual payments, in May and November, on a forward looking basis.
(2)
Annual RSU retainers are granted at the time of the annual meeting.

Fees Earned by Directors in 2014

Director Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

Betsy J. Bernard	$123,000	$114,998	$237,998
Jocelyn Carter-Miller	$126,000	$114,998	$240,998
Gary E. Costley	$119,000	$114,998	$233,998
Michael T. Dan	$119,500	$114,998	$234,498
Dennis H. Ferro	$119,000	$114,998	$233,998
C. Daniel Gelatt	$123,000	$114,998	$237,998
Sandra L. Helton	$134,000	$114,998	$248,998
Roger C. Hochschild (2)	$0	$0	$0
Richard L. Keyser	$108,000	$114,998	$222,998
Luca Maestri	$111,000	$114,998	$225,998
Elizabeth E. Tallett	$133,000	$114,998	$247,998

(1)
The amounts shown in this column reflect the grant date fair value of awards made in 2014, determined in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. These awards do not reflect actual amounts realized or that may be realized by the recipients.
(2)
Mr. Hochschild was not elected to the Board until March 18, 2015.

Deferral of Cash Compensation

              Directors may defer the receipt of their cash compensation under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan has four investment options:

  •
  Phantom units tied to the Company's Common Stock;
  •
  The Principal LargeCap S&P 500 Institutional Index Fund;
  •
  The Principal Real Estate Securities Institutional Fund; and
  •
  The Principal Bond & Mortgage Securities Institutional Fund.

              All of these funds are available to participants in Principal Life's Excess Plan. The returns realized on these funds during 2014 are listed in the table, "Qualified 401(k) Plan and Excess Plan," on pages 52-53.

Restricted Stock Unit Grants

              Directors receive an annual grant of RSUs. The grant made in 2014 was made under the Principal Financial Group, Inc. 2014 Directors Stock Plan. RSUs are granted at the time of the annual meeting, vest at the next annual meeting and are deferred until at least the date the Director leaves the Board. At payout, the RSUs are converted to shares of Common Stock. Dividend equivalents become additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU. The Nominating and Governance Committee has the discretion to make a prorated grant of RSUs to Directors who join the Board other than at the annual meeting.

              As of December 31, 2014, each Director had the following aggregate number of outstanding stock options and restricted stock units as a result of Director compensation in 2014 and prior years, including additional RSUs as the result of dividend equivalents:

Director Name	Total Stock Options Outstanding Fiscal year End 2014 (shares) (1)	Total RSUs outstanding Fiscal Year End 2014 (shares)

Betsy J. Bernard	0	30,881
Jocelyn Carter-Miller	0	32,794
Gary E. Costley	0	30,881
Michael T. Dan	0	28,495
Dennis H. Ferro	0	16,356
C. Daniel Gelatt	0	35,504
Sandra L. Helton	0	30,881
Roger C. Hochschild (2)	0	0
Richard L. Keyser	0	35,031
Luca Maestri	0	11,922
Elizabeth E. Tallett	0	35,031

(1)
Prior to May 2005, Directors received grants of stock options rather than RSUs.
(2)
Mr. Hochschild was not elected to the Board until March 18, 2015.

Director Perquisites and Reimbursement of Expenses

              Directors are reimbursed for travel and other business expenses they incur while performing services for the Company.

              Principal Life matches charitable gifts up to an annual amount of $16,000 per nonemployee Director. These matching contributions are available during a Director's term and the following three years. Principal Life receives the charitable contribution tax deductions for the matching gifts.

              Directors' spouses/partners may accompany them to the annual Board strategic retreat. The Company pays for some of the travel expenses and amenities for Directors and their spouses/partners, such as meals and social events. Directors are also covered under the Company's Business Travel Accident Insurance Policy and Directors' and Officers' insurance coverage. In 2014, the total amount of perquisites provided to nonemployee Directors was less than $10,000 in all cases.

Directors' Stock Ownership Guidelines

              To encourage Directors to accumulate a meaningful ownership level in the Company, the Board has had a "hold until retirement" stock ownership requirement since 2005. All RSU grants must be held through a Director's service on the Board, and may only be converted to Common Stock when the Director's Board service ends. The Board has a guideline that Directors own interests in Common Stock equal to five times the annual Board cash retainer within five years of joining the Board. Directors have been able to achieve this level of ownership through the RSU "hold until retirement" requirement. Once this guideline is met, Directors will not need to make additional share purchases if the guideline is no longer met due to a reduction in stock price, as long as the Director's ownership level is not reduced as a result of share sales.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

              The CD&A describes Principal Financial Group, Inc.'s Executive compensation objectives, and philosophy. It also describes our 2014 compensation program and reviews the outcomes, including the Company's financial performance in 2014. Management prepared the CD&A on behalf of the Human Resources Committee ("Committee"). The Committee then reviewed it and recommended to the Board that it be included in this Proxy Statement. Our "Named Executive Officers" in 2014 were:

  •
  Larry D. Zimpleman, Chairman and Chief Executive Officer.    Mr. Zimpleman has overall responsibility for all businesses of the organization and is responsible for the Company's growth strategy, capital management and deployment and corporate functions. He joined the Company in 1971 as an actuarial intern. From 1976 to 2006 he had management and leadership positions at the officer level in the Pension Department. He was named Vice President in 1997, Senior Vice President in 1999, Executive Vice President in 2001, President of Retirement and Investor Services in 2003 and President and Chief Operating Officer in 2006. He became President and Chief Executive Officer in 2008, Chairman, President and Chief Executive Officer in 2009 and was named to his current position in November of 2014.

  •
  Daniel J. Houston, President and Chief Operating Officer ("COO").    Mr. Houston joined the organization in 1984 and oversees all global businesses including Principal Global Investors, LLC, Principal International, Inc. and the Retirement and Investor Services and U.S. Insurance Solutions segments of our operations. He was President — Retirement, Insurance and Financial Services from 2009 to November 29, 2014, when he was appointed to his current position. He was President,

      Retirement and Investor Services from 2008 until 2009, and was Executive Vice President, Retirement and Investor Services of the Company from 2006 to 2008.

  •
  Terrance J. Lillis, Executive Vice President and Chief Financial Officer.    Mr. Lillis joined the organization in 1982 and has been Executive Vice President and Chief Financial Officer of the Company and Principal Life since March of 2014. He was Senior Vice President and Chief Financial Officer of the Company and Principal Life from 2008 to March 2014 and was Senior Vice President of the Company and Principal Life from May to August 2008. Prior to that time, he was Chief Financial Officer — Retirement and Investor Services Division of Principal Life.

  •
  James P. McCaughan, President — Global Asset Management.    Mr. McCaughan joined the Company in 2002 and heads the Principal Global Investors segment of our operations. He oversees all global asset management activities, including developing global strategies and identifying and analyzing market opportunities. He served as Executive Vice President and global head of asset management for the Company from 2002 to 2003, at which time he was promoted to his current position of President Global Asset Management. From 2000 to 2002, he was Chief Executive Officer of the Americas division of Credit Suisse Asset Management in New York, New York.

  •
  Luis Valdés, President — International Asset Management & Accumulation.    Mr. Valdés has been the head of the Principal International segment of our operations since March 2012 and is responsible for managing the Company's business operations outside of the United States in the Company's international asset management and accumulation segment. He joined the Company in 1995, and has been President, Principal International since March 2011. Prior to his current position, he was Senior Vice President and President — Principal Financial Group Latin America from March 2010 to March 2011 and was Vice President — Principal International of Principal Life from 2000 until March 2010.

2014 Company Highlights:

              2014 was a record setting year. The Company's ability to achieve strong results while still facing continued macroeconomic volatility reflects the scale of each business segment, the strength of our diversified business model and the ongoing momentum of our business.

  •
  Record operating earnings of $1.3 billion, a 24% increase compared to 2013. Full year 2014 operating earnings earnings per share increased 24% to $4.41, compared to $3.55 for full year 2013.
  •
  Record net income available to common shareholders increased 26% to $1.1 billion.
  •
  Record assets under management of $519.3 billion, up 8% compared to year-end 2013.
  •
  Operating revenues were $10.6 billion, a 10% increase compared to 2013.
  •
  Total company return on equity (ROE) was 14.2%, a 210 basis point increase from 2013.
  •
  Quarterly dividends were paid to common stockholders in 2014 totaling $1.28 per share, a 31% increase over 2013.
  •
  The Company deployed more than $855 million of capital in 2014 through common stock dividends, share repurchase, strategic acquisitions, and repayment of debt.

              In 2014, the Company's total shareholder return was slightly below the average of our Peer Group used for compensation purposes (7.9% vs. 8.6%). However, our 3-year total shareholder return continues to be higher, with a 3-year total shareholder return of 123%, compared to an average total shareholder return of 119% for companies in the Peer Group.

2014 Compensation Highlights
  •
  In 2014, the Company's shareholders voted to approve the Company's Executive compensation program. Of the votes cast, over 98% supported the Executive compensation program. The Company considered the shareholders' approval of the compensation program to be approval of the Company's compensation philosophy, which has not changed since that vote. The compensation program design and structure has also not changed in the past year, and all changes to compensation levels have been consistent with the Company's compensation philosophy.

  •
  Based on our 2014 annual performance achievements, many of which are outlined above, 2014 Annual incentive payout averaged 113% of target.

  •
  Based on the Company's three-year average return on equity and three-year average book value per share performance, the 2012-2014 performance based RSU's ("PSU's") vested on December 31, 2014 and 102% of the target number of shares were paid out in February 2015, according to the established performance scale, and approval by the Human Resources Committee.

Compensation Program Philosophy and Policies

Compensation Philosophy – our compensation programs are designed to:

  •
  Attract and retain talented Executives and motivate them to perform at the highest level and contribute significantly to the Company's long term success;

  •
  Align the interests of Executives and shareholders by having a significant portion of the Executives' compensation in stock and requiring Executives to hold stock;

  •
  Reinforce the Company's pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short and long term financial and strategic objectives;

  •
  Cause a greater percentage of compensation to be at risk for Executives who bear higher levels of responsibility for the Company's performance; and

  •
  Support important corporate governance principles and established best practices.

Compensation Policies – Principal's Executive compensation program incorporates the following best practices:

  •
  The Human Resources Committee's independent compensation consultant is retained by the Committee to advise on Executive and Director compensation and does no other work for the Company.

  •
  The Human Resources Committee regularly reviews an analysis of the Company's incentive compensation plans to ensure they are designed to create and maintain shareholder value and do not encourage excessive risk.

  •
  Much of our Executive compensation is variable and linked to meeting our short term and long term financial and strategic goals and to the performance of the Company's stock price over time. Eighty nine percent of our CEO's 2014 target compensation and an average of 82% of our other Named Executive Officer's target total compensation are variable and tied to Company performance.

  •
  Executives receive a significant portion of their compensation in stock and are required to own a meaningful amount of stock in the Company.

  •
  The Company prohibits all employees, including Named Executive Officers, from purchasing any Company securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

  •
  The Company has a claw back policy to recover incentive compensation paid to Executives if the compensation was based on achieving financial results that were subsequently restated, if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement, and that the amount of the Executive's incentive compensation would have been lower had the financial results been properly reported.

  •
  Our change of control agreements with Executives provide market based severance protection and do not provide excise tax gross ups.

  •
  We do not provide perquisites to Executives that are not offered to all employees, except one physical examination per year.

  •
  We have not repriced options that are underwater and we would not do so without shareholder approval.

  •
  Our programs are designed to be financially efficient from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure that the Company benefits from the tax deductibility of all compensation to the extent practicable. The Committee may provide compensation that is not tax deductible if it determines such action is appropriate.

  •
  Executives do not receive any income tax gross ups.

Summary of Compensation Elements:

Compensation Component	Objective	Description and 2014 Highlights

Base Salary	Provides fixed income based on the size, scope and complexity of the Executive's role, Executive's historical performance and relative position compared to market pay information
Base salaries are generally targeted at market median, but may vary from median based on the Executive's performance, work experience, role and the difficulty of replacing the Executive.

In 2014, the Committee increased the Executives' base salaries, as detailed on page 33.

Annual Incentive Compensation	Motivates and rewards annual corporate performance as well as the Executive's contribution to achieving our annual objectives.
A range of earnings opportunity, expressed as percentages of base salary and corresponding to three levels of performance (threshold, target and maximum), is established for each Executive. Actual bonuses depend on achievement relative to the several key financial measures, corporate and divisional goals, as outlined on pages 34-36.

Based on the Committee's assessment of performance, actual bonuses for 2014 averaged 113% of target as detailed on page 36.

Long Term Incentive Compensation

Motivates and rewards long term corporate performance as well as the Executive's contribution to achieving our long term objectives. Reinforces the link between the interests of the Executives and shareholders. Encourages retention.

Each year, the Committee establishes the long term award opportunity for each Named Executive Officer. One half of the award is granted in stock options and one half in PSUs. Having half of the award in PSUs and half in options creates a balance between achieving operating performance objectives and increases in shareholder value.

The PSUs vest based on both continued service and meeting financial objectives over a three year period (with each three year period treated as a "Performance Cycle").

The PSUs granted in 2014 for the 2014-2016 Performance Cycle will vest based on performance scales for three-year average Return on Equity ("ROE") and three-year average Book Value per Share ("BV/Share") over the performance period, as outlined on pages 36-37.

The PSUs granted in 2012 and 2013 for the 2012-2014 and 2013-2015 Performance Cycles followed the same design as described above for 2014-2016. For the 2012-2014 Performance Cycle, the awards vested and paid out at 102% of the target number of PSUs based on our ROE performance of 14.2% and BV/Share of $30.64.

Compensation Component	Objective	Description and 2014 Highlights

Benefits	Protect against catastrophic expenses and provide retirement savings opportunities.	Named Executive Officers participate in most of the same benefit plans as the Company's other U.S. based employees. These include: health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan and pension plan. Executives also participate in non qualified retirement plans (defined benefit and defined contribution). Investment professionals do not participate in the pension or non qualified retirement plans.

Perquisites	Modest amount of additional benefits to help attract and retain Executive talent and enable Executives to focus on Company business with minimal disruption.	Executives are eligible for one physical examination per year.

Termination Benefits	Provide temporary income following an Executive's involuntary termination of employment, and, in the case of a change of control, to help ensure the continuity of management through the transition.	Refer to pages 54-57 for a discussion of our change of control and separation benefits. These benefits do not provide for excise tax gross ups.

How We Make Compensation Decisions

              We use a formal decision making and review process that incorporates proper oversight, benchmarking against peers, independent advice, an annual decision making cycle and the use of board discretion when appropriate.

Human Resources Committee Involvement

              The Human Resources Committee oversees the development and administration of the Company's compensation and benefits policies and programs, approves of all aspects of the compensation program and compensation for Executives, and makes the compensation decisions for the CEO. In addition, the Human Resources Committee:

  •
  Reviews and approves corporate incentive goals and objectives relevant to compensation;
  •
  Evaluates Executives' performance results;
  •
  Evaluates the competitiveness of each Executive's total compensation; and
  •
  Approves changes to the total compensation package.

              The Committee engaged the consulting firm of Frederic W. Cook & Co., Inc. ("Cook") to advise it on the Company's Executive compensation program. Cook also advises the Nominating and Governance Committee on compensation for nonemployee Directors. Cook receives compensation from the Company only for its work in advising these Committees. Cook does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules and NYSE Listing Standards and other facts and circumstances and concluded that the services performed by Cook did not raise any conflict of interest.

              Each year the CEO, with input from the Human Resources Department and Cook, recommends the amount of base salary increase (if any), annual incentive award and the long term incentive award for Executives (other than himself). These recommendations are based on the Executive's performance, the performance of the business areas for which the Executive is responsible (if applicable) and considerations such as retention. The Human Resources Committee reviews these recommendations and approves compensation decisions.

              The CEO takes no part in determining his own compensation. The Human Resources Committee consults with the other independent Directors regarding the CEO's performance and then determines the compensation earned by the CEO for the current year and the CEO's compensation opportunity for the following year.

The role of the Independent Compensation Consultant & Interaction with Management

              The Committee has the sole authority to hire, approve the compensation of and terminate the engagement of the compensation consultant.

              Cook conducts a comprehensive review of the Company's Executive compensation program every other year. In the years in which Cook does not conduct a compensation study, the Committee makes compensation decisions, in part, on survey data provided by the Human Resources Department and input provided by Cook.

              A comprehensive study was undertaken by Cook in 2013 which influenced the Committee's decisions for the 2014 executive compensation program. The study reviewed the design and structure of the Company's total Executive compensation program, including:

  •
  Base pay;
  •
  Annual incentive design and targets;
  •
  Long term incentive design and targets;
  •
  Non qualified benefits;
  •
  Perquisites;
  •
  Stock ownership guidelines;
  •
  Severance; and
  •
  Change of control policies.

              The most recent review process included:

  •
  Interviews with Executives and all Directors to discuss business strategy and the implications for human resources and compensation policy;
  •
  A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the Peer Group companies (see page 32);
  •
  An analysis to ensure that total share dilution and the economic costs of long term incentives are reasonable and affordable for the Company; and
  •
  A review of Executive compensation plans against potential risks. Cook determined that the Company's Executive compensation programs are well designed, support the Company's business strategy, and do not provide incentives to Executives to take inappropriate risks.

              The goals of the review are to assist the Committee in:

  •
  Determining whether the Company's Executive compensation program is appropriately designed to support the Company's strategic and human resources objectives;
  •
  Determining whether the target Executive compensation levels are competitive with the market and whether actual compensation levels are reasonable given the Company's performance relative to peers;
  •
  Designing changes to Executive compensation plans or programs, as appropriate; and
  •
  Setting pay opportunities, benefits and perquisites.

              Cook also:

  •
  Attended four meetings of the Committee in 2014, as requested by the Committee Chair; and
  •
  Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for the proxy statement.

Use of Compensation Data

              The Committee reviews the Peer Group of companies it uses to compare Executive compensation every other year as part of Cook's study. Cook recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance and asset management companies. Cook's recommendations take into account the Company's and the competitors' strategy, mix of business and size, as measured primarily by annual revenues, market capitalization and total assets. These companies are the major competitors in one or more of the Company's businesses, but none represent the exact business mix of the Company. Some of these companies have higher or lower market capitalization and revenue than the Company. The Company targets compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies. No changes to the Peer Group were made in 2013. The companies in the Peer Group used in Cook's 2013 analyses to assist in decisions on 2014 compensation were:

• Affiliated Managers Group	• Invesco	• MetLife
• Ameriprise Financial	• Janus Capital Group	• Prudential Financial
• Eaton Vance	• Legg Mason	• StanCorp Financial
• Franklin Resources	• Lincoln National	• Sun Life Financial
• Hartford Financial Services	• ManuLife	• T. Rowe Price

              The Committee uses annual data from third party industry surveys for additional context for its compensation decisions. (2) Further, every two to three years, the Company's non cash benefit programs are compared with those of more than 100 diversified financial services companies. This is a larger group than the Peer Group because the information is used in designing and evaluating our broad based employee benefit programs. Benefit programs are also compared against those of local employers in Des Moines, Iowa, due to the Company's significant employee population there.

              Each year, the Committee reviews the total compensation paid to the Executives by reviewing tally sheets, which include:

  •
  Base salaries;
  •
  Annual and long term incentive awards earned;
  •
  Deferred compensation;
  •
  Outstanding equity awards;
  •
  Benefits;
  •
  Perquisites; and
  •
  Potential payments under various termination scenarios.

              The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee, and it is also used in making compensation and compensation plan design decisions. The Committee did not make any changes to the executive compensation program in 2014 because it continues to meet the Company's objectives.

2014 Executive Compensation Decisions

              The Committee made compensation decisions for the Named Executive Officers based on the following factors:

  •
  The Company's strategic and human resources objectives;
  •
  Competitive data for the Peer Group (discussed above) and for a broader group of diversified financial services companies (see Appendix A for a list of companies participating in these surveys);
  •
  Corporate and individual performance on key initiatives;
  •
  Economic conditions;
  •
  The CEO's compensation recommendations for other Executives;

(2)
The surveys used were the Investment Management survey, Towers Watson U.S. Financial Services Studies Executive Database, the Towers Watson Diversified Insurance Study of Executive Compensation. The names of the companies participating in these surveys are included in Appendix A.

  •
  Advice of the Committee's consultant; and
  •
  How the elements of compensation contribute to and interrelate to total compensation.

              The Committee also considers the tax and accounting consequences of each element of compensation, and tries to maximize the tax deductibility to the Company of compensation under Section 162(m) of the Internal Revenue Code ("Tax Code"). This Tax Code section limits the Company from deducting annual compensation exceeding $1,000,000 for our CEO and the three other most highly paid Named Executive Officers (other than our CFO) who are in office on the last day of the fiscal year ("Covered Employees"). There is an exception to this rule for performance based compensation. The Committee may provide compensation to Covered Employees that is not deductible if it determines, in its discretion, that it is appropriate to do so. For 2014, Messrs. Zimpleman, Houston, McCaughan and Valdés were Covered Employees.

              The chart below shows the 2014 target total compensation for our Named Executive Officers as well as the proportion of their compensation tied to the Common Share price. The majority of compensation paid to our Named Executive Officer's is variable and at risk as reflected in the chart below.

Base Salary

              When determining base salary for each Executive, the Committee considers the Peer Group median for comparable executive positions as well as the survey data referenced above, the Executive's performance, work experience, the importance of the position to the Company and how difficult it would be to replace the Executive. The table below provides the historical base salaries1 of the Named Executive Officers.

Named Executive Officer	2012	2013	2014	Percent Increase 2013 to 2014

Zimpleman	$900,000	$925,000	$1,000,000	8.1%
Houston	$550,000	$572,000	$675,000	18.0% (2)
Lillis	$475,000	$500,000	$530,000	6.0%
McCaughan	$600,000	$615,000	$634,000	3.0%
Valdés	$525,000	$546,000	$563,000	3.1%

(1)
Salaries displayed in the table are as of December 31 of the year noted. This information differs from salary information in the Summary Compensation Table as the table includes salary earned and paid in the year noted. Changes in base salary are effective in March of each year.
(2)
The 18% base salary increase for Mr. Houston Includes a March 2014 merit increase as well as a 13.4% promotional increase in November 2014 due to increased responsibilities as President and COO.

Annual Incentive Pay

              The Named Executive Officers may earn annual cash bonuses under the Principal Financial Group, Inc. Annual Incentive Plan. This plan was approved by shareholders in 2004, and complies with Section162(m) of the Tax Code so that these incentives to Named Executive Officers are considered performance based and are therefore fully tax deductible to the Company.

              The maximum aggregate bonus amount for the Named Executive Officers is 2% of annual operating income ("Bonus Pool"). For 2014, the maximum bonuses were:

Named Executive Officer	Maximum Award as Percentage of the Annual Incentive Pool	Maximum Potential Award Payment

CEO (Zimpleman)	35%	$10.4 million
Second highest Paid Covered Employee (McCaughan)	30%	$8.9 million
Third highest Paid Covered Employee (Houston)	15%	$4.4 million
Fourth highest Paid Covered Employee (Valdés)	10%	$3.0 million
CFO (Lillis)	10%	$3.0 million

              The Committee sets the target and maximum annual incentive awards for each Named Executive Officer. The Committee may use its negative discretion to reduce the awards actually payable. After this reduction, maximum annual incentive opportunities are generally 200% of the target annual incentive opportunity. The Committee approved the following target awards for Named Executive Officers in each of the past three years:

Annual Incentive Targets (as a percentage of base salary)

Named Executive Officer	2012	2013	2014

Zimpleman	150%	175%	200%
McCaughan	300%	300%	300%
Houston	125%	125%	125%
Valdés	75%	75%	75%
Lillis	100%	100%	100%

              Mr. Zimpleman's target award opportunity is greater than that of the other Named Executive Officers (except Mr. McCaughan) because Mr. Zimpleman has overall responsibility for the Company and greater responsibilities than the other Named Executive Officers. Mr. Zimpleman's target award opportunity has increased from 2012 to 2014 to better align his compensation with CEOs in the Peer Group. The target award opportunity for Mr. McCaughan was established by the Committee to be competitive with award opportunities of senior executives within asset management firms, which tend to be higher than target annual incentive opportunities in other industry segments. In establishing the target award opportunity for Messrs. Houston, Valdés and Lillis, the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above.

Performance Goal Setting and Measurement Process

              The Board meets each September to review the Company's long term strategy. In November, the CEO, CFO and Division Presidents recommend preliminary financial goals for the Company and business units and strategic initiatives for the next year. The Finance Committee reviews the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends and business opportunities and advises the Board and Human Resources Committee on the appropriateness of the financial goals. The Human Resources Committee reviews and approves the final goals for the Company, the CEO and the other Executives with input from the Finance Committee and Board based on prior year end financial results. All employees develop individual performance goals with their leaders that support the Company's goals.

              Following the completion of fiscal 2014, the Committee reviewed 2014 performance on several key financial measures and on corporate and divisional goals to determine the 2014 annual bonus for Named Executive Officers. The Committee does not use any particular weighting for these goals; these measures are used as guideposts when the Committee exercises its discretion in its subjective evaluation of these factors.

              In determining corporate performance for 2014, the Committee reviewed Company achievements on these key financial goals:

Goal		2014 Assessment

1.	Achieve appropriate operating earnings and earnings per share ("EPS").	One of management's responsibilities is to lead the Company in achieving its goals for operating earnings and earnings per diluted share. For 2014, the target for operating earnings was $1,235M and the target for earnings per diluted share was $4.12. Actual 2014 operating earnings were $1,317.9M and EPS was $4.41. In addition, Messrs. Houston, McCaughan and Valdés had operating earnings goals specific to the business units they oversee:

		Named Executive Officer	Operating Earnings Goal	Operating Earnings Result

Houston
		• Retirement & Investor Services	$760 million	$828 million
		• US Insurance Solutions	$220 million	$231 million

		McCaughan – Principal Global Investors	$120 million	$116 million

		Valdés – Principal International	$265 million	$268 million

2.	Capital — maintain a targeted National Association of Insurance Commissioners ("NAIC") risk based capital ratio in the range of 415%-425%	At year end, the NAIC risk based capital ratio was at the upper end of the targeted range.

3.	Minimize credit loss.	A metric was established to measure whether the Company's invested assets (Principal Life's General Account) was appropriately managed. Ranges were established for after-tax bond credit losses and losses on commercial mortgage loans.

		Measure	Goal	Actual Result

		Bond credit losses	12-18 basis points	11.7 basis points

		Commercial mortgage loan losses	5-9 basis points	(1) basis points

4.	Achieve identified sales targets which require appropriate growth.	The Company had 2014 sales growth goals as outlined below, by business area:

		Business Unit	Target	Result

Houston
		• Retirement & Investor Services Sales	$11,500M	$8,696.9M
		• Life Sales	$216M	$188.6M
		• Specialty Benefits premium and fees	$284M	$296.2M

McCaughan
		• Principal Global Investors % growth in non-affiliated management fees	12%	9%

Valdés
		• Principal International net cash flow	$11.2 billion	$13.1 billion

Final Annual Incentive Pay Award Determination

              The following table shows the annual incentive award for each of the Named Executive Officers. The column "Reduction from Maximum Award" shows the amount by which the Committee reduced the maximum bonuses to the awards paid.

Named Executive Officer	2014 Salary	2014 Target	Final Award	% of Target	Reduction from Maximum Award

Zimpleman	$1,000,000	200%	$2,280,000	114%	$8,120,000
Houston	$675,000	125%	$962,000	114%	$3,438,000
Lillis	$530,000	100%	$604,000	114%	$2,396,000
McCaughan	$634,000	300%	$2,060,000	108%	$6,840,000
Valdés	$563,000	75%	$481,000	114%	$2,519,000

              Executives may defer annual awards into a nonqualified supplemental savings plan ("Excess Plan"), as illustrated in the footnote to the Non Equity Incentive Compensation column of the Summary Compensation Table, on pages 44-45.

Long term Incentive Compensation

              The long term incentive compensation program is designed to align the interests of Executives and shareholders. The compensation the Executives receive reflects the degree to which multi-year financial objectives are achieved and shareholder value is increased. The long term focus of the compensation programs supports the Company's businesses in which long term performance is critical, such as retirement products, life insurance and asset management. The long term incentive compensation program also encourages collaboration among Executives in pursuing corporate wide goals.

              The Committee establishes a target long term incentive award opportunity for each Named Executive Officer stated as a percentage of each Named Executive Officer's base salary based on Peer Group and survey data, and on the advice of its independent compensation consultant. The Committee uses the following factors to adjust the target award and determine the actual award to be granted to each Named Executive Officer ("Award Granted"):

  •
  Current competitive market data;
  •
  The Named Executive Officer's past performance;
  •
  The Named Executive Officer's current compensation;
  •
  Retention concerns;
  •
  The importance of the Named Executive Officer to the Company over the long term;
  •
  The potential impact the Named Executive Officer could have on the Company's results; and
  •
  The Executive's performance relative to the Named Executive Officer's peers within the Company.

              The compensation ultimately received by Named Executive Officers may vary considerably from the grant date fair value of the Award Granted, due to the Company's performance and changes in share price that occur after the grant.

2014 Long Term Incentive Target & Grant (as % of base salary)

Named Executive Officer	Target %	Award Granted

Zimpleman	600%	600%
Houston	350%	375%
Lillis	275%	300%
McCaughan	350%	325%
Valdés	225%	250%

              The long term incentive targets were established by the Committee to be market competitive with award opportunities for comparable positions in Peer Group companies. Mr. Zimpleman's award opportunity increased in 2014 to better align his compensation with comparable positions in Peer Group companies. His award opportunity is greater than those of the other Named Executive Officers because he has overall responsibility for the Company.

              Executives' long term compensation is awarded in the form of non-qualified stock options and PSUs, which each represent 50% of the total grant date fair value of the long term incentive award. PSUs entitle the Executive to earn shares of Principal Financial Group Common Stock if certain levels of performance are achieved. The Committee uses stock options as part of the long term incentive program because options are an effective way to link an Executive's compensation to changes in shareholder value. The weighting is not based on a specific formula or algorithm, but rather is intended to create a balance between the achievement of specific operating objectives and changes in shareholder value based on the Committee's judgment, which may change from time to time.

              Stock options have a ten year term and an exercise price equal to the closing price on the date of grant. Stock options vest in three equal annual installments starting on the first anniversary of the grant date.

              PSUs vest based on continued service and achieving financial objectives over a three year period (with each three year period treated as a "Performance Cycle"). Executives may defer the receipt of PSUs.

              For the 2014 PSUs, the performance threshold is met if either of the following goals is met:

  •
  Three year average pretax operating income ROE of 7.5%, or
  •
  $2 billion cumulative pretax operating income ("OI")

              If either the ROE or OI objectives is met or exceeded, the number of units earned is determined using two performance measures, each weighted 50%, to determine the percentage of target PSUs actually earned.

  •
  Average pretax operating ROE: this measure was selected because it reflects the efficient use of Company capital in generating profits.
  •
  Average Book Value/Share ("BV/Share"): this measure was selected because it focuses on long term growth in equity needed to support the Company's growth.

              In combination, the two measures selected provide a healthy tension in creating incentives to maintain a sufficient level of equity over the long term while also making sure that capital is being used effectively.

2014-2016 PSU Performance Scale

Performance Level	Threshold Award	Target Award	Maximum Award (150% of Target)

Payout (% of Target) (1)	50%	100%	150%
Average ROE	7.8%	15.5%	20.2%
Average BV/Share	$29.96	$35.25	$45.83

If neither the ROE nor the OI
threshold performance
objective is met, no PSUs will
be earned or paid out.

(1)
Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

              In addition to the annual grants referred to above, in November 2014, Mr. McCaughan and Mr. Valdés received grants of Restricted Stock Units (RSUs) in the amount of $2,000,000 and $1,000,000, respectively, for retention and recognition of their significant contributions to the success of their respective businesses, including their critical role in our growth strategy outside the United States. The RSUs vest on the third anniversary of the grant date. These awards create a strong retention incentive for Messrs. McCaughan and Valdés as the grant agreements do not provide for vesting upon retirement, and thus the awards will be forfeited if they leave the Company for any reason other than death or disability.

Timing of Stock Option Awards and Other Equity Incentives

              Annual grants of stock options and PSUs for the Company's Executives are determined by the Committee at its February meeting which occurs following the release of the prior year's results. The Committee formalized its long standing practices by adopting a policy in 2006 regarding granting stock options and other equity awards. Under this policy, the grant date for all stock options and other stock based awards shall never be earlier than the date of approval, and shall be:

  •
  For all annual awards to Executives, the date of approval by the Committee;
  •
  For new employees and promotions, the later of the date of approval or the employee's hire/promotion date;
  •
  In the event of an award connected with an established stock program for non-Executives, the later of the date of approval or the grant date established by the stock program; and
  •
  For any other awards, the date of approval.

Authority of the CEO to Grant Equity Awards:

              Under the 2014 Stock Incentive Plan, the Committee has delegated authority to the CEO to make certain equity awards to sales agents and non-Executive employees for new hires, promotions, retention and recognizing superior performance. The Committee receives a report on these grants at the next regular Committee meeting. The total awards granted by the CEO may not exceed 250,000 shares per year.

Benefits

              The Named Executive Officers participate in Principal Life's broad based employee benefits program, including:

  •
  A qualified pension plan (except Mr. McCaughan (3));
  •
  A 401(k) plan;
  •
  Group health, dental, vision and disability coverage and life insurance;
  •
  A discounted employee stock purchase plan;
  •
  Paid time off; and
  •
  Flexible spending account plans.

              Principal Life also offers all Named Executive Officers (except Mr. McCaughan) defined benefit and defined contribution non-qualified retirement plans (the "NQDB" and the "Excess Plan"). These benefits are offered to attract and retain talent and provide long term financial security to employees. The NQDB helps the Company attract midcareer Executives and retain Executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 49-51 provides additional information about the NQDB and the qualified pension plan. Principal Life maintains the Excess Plan to help attract and retain Executives by allowing Executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non-Qualified Deferred Compensation Table on pages 51-53 provides additional information about the Excess Plan.

              The value of the retirement and savings plans for Non-Grandfathered Participants (see page 50) is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company's business centers on the sale of retirement products. The defined benefit pension plan for Grandfathered Choice Participants (see page 49) has a market value above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits were also originally designed to be slightly above market median to attract and retain employees. As retirement plans evolved in the

(3)
Effective January 1, 2010, Mr. McCaughan no longer participates in the qualified pension plan, NQDB Plan or Excess Plan. This change was the result of a compensation and benefit review of asset management companies that showed that these are not common benefits for executives in the asset management industry. This change also applied to other investment professionals.

marketplace, the Company has balanced realigning benefits to the marketplace with current market practice while not adversely impacting more tenured employees.

              All other benefits are targeted at market median in the aggregate, which supports the Company's benefit strategy and aids in attracting and retaining talent.

              The Summary Compensation Table shows changes to the present value of the Named Executive Officers' pension benefits, which were inflated due to a confluence of changes in actuarial assumptions that occurred in 2014. These changes in actuarial assumptions do not result in an increase to the actual accrued monthly pension benefit provided to the Named Executive Officers.

              These changes in actuarial assumptions, which primarily affected participants still accruing benefits under the traditional pension formula, include:

  •
  The discount rate dropped 90 basis points from 4.9% in 2013 down to 4% in 2014. This causes the present value of pension benefits to increase.
  •
  The Society of Actuaries released updated mortality tables which reflect longer life expectancies. As a result, Principal Life adopted a mortality table that assumes longer life expectancies, but like many other companies, adopted a less aggressive table than the Society's. The increased life expectancy was built into the plan's actuarial assumptions and causes the present value of pension benefits to increase.

              The change in actuarial assumptions has a significant impact on the present value of the entire earned benefit and the one-year incremental increase in pension value from 2013 to 2014, as disclosed in the Summary Compensation Table. This is due to the fact that the 2013 present value of the entire monthly accrued benefit is determined using the prior mortality table and prior year discount rate, and the 2014 present value of the entire monthly accrued benefit is determined using the current discount rate and new mortality table, which not only increases the present value of the additional benefit earned during the year, but also increases the present value of all previously accrued benefits.

              The following illustrates the implications of the discount rate decline, new mortality tables, and increase in the accrued benefit/compensation changes to the one-year incremental pension present value increase:

Name	2014 Total One Year Pension Increase	Increase in PV due to change in Discount Rate (1)	Increase in PV Due To Change In Mortality Assumption (1)	Increase in PV Due to Change In Accrued Benefit (2)

Zimpleman (3)	$7,549,888	$2,062,779	$1,096,477	$4,390,633
Houston	$1,579,560	$1,057,583	$271,564	$250,413
Lillis	$2,921,717	$1,610,135	$700,840	$1,871,973
McCaughan	$123,802	$47,426	$0	$76,376
Valdés	$143,137	$23,708	$2,759	$116,671
TOTAL	$12,318,104	$4,801,631	$2,071,640	$6,706,066

(1)
Results in no increase to the Named Executive Officers' monthly accrued pension benefit.
(2)
Generally, benefit increases under the traditional pension formula result from an additional year of service and the current year compensation updating the five-year average earnings. In determining the benefits for 2014, the 2009 compensation year dropped out of the five-year earnings. This is significant because the 2008 bonus (paid in March 2009) was a record low bonus year ($0 in the case of Mr. Zimpleman and an average of 36% of target for the other Named Executive Officers) and was replaced with a 2014 compensation year where the average bonus payout was 124% of target for the Named Executive Officers.
(3)
Mr. Zimpleman has elected to receive his benefit under the Nonqualified Defined Benefit Plan in the form of a monthly annuity.

              The chart below summarizes the factors that drove the change in present value of Mr. Zimpleman's pension benefits:

              Although it is not required by SEC regulation, we are providing the supplemental table below to provide a clear picture of the Named Executive Officers' total direct compensation (base salary, annual incentive award, and long-term incentive awards) for 2012, 2013, and 2014. This table differs from the Summary Compensation Table in that it omits the dollar amounts included in the Summary Compensation Table in the columns captioned "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" and "All Other Compensation". Those dollar amounts are unrelated to a Named Executive Officer's performance and are therefore not include in total direct compensation.

              We believe this supplemental table more accurately represents our market-based pay and pay-for-performance compensation philosophies and how the Committee viewed its compensation actions for the Named Executive Officers based on our performance over the respective periods than does the Summary Compensation Table.

Name	Year	Salary	Stock Awards	Option Awards	Non Equity Incentive Compensation	Total

Zimpleman	2014	$982,692	$3,000,004	$3,000,015	$2,280,000	$9,262,711
	2013	$919,231	$2,428,124	$2,428,121	$2,137,000	$7,912,476
	2012	$900,000	$2,249,990	$2,491,679	$1,282,500	$6,924,169
Houston	2014	$592,769	$1,115,627	$1,115,643	$962,000	$3,786,040
	2013	$566,923	$1,072,505	$1,072,513	$858,000	$3,569,940
	2012	$544,231	$1,031,260	$1,142,017	$612,000	$3,329,508
Lillis	2014	$523,077	$795,004	$794,986	$604,000	$2,717,067
	2013	$494,231	$750,001	$749,982	$630,000	$2,624,214
	2012	$466,000	$653,136	$723,308	$443,000	$2,285,443
McCaughan	2014	$629,616	$3,030,265*	$1,030,261	$2,060,000	$6,750,141
	2013	$611,539	$999,377	$999,379	$2,325,000	$4,935,294
	2012	$593,192	$974,995	$1,079,730	$1,602,000	$4,249,917
Valdés	2014	$559,077	$1,703,763**	$703,747	$481,000	$3,447,587
	2013	$541,154	$641,538	$641,536	$467,000	$2,291,228
	2012	$519,231	$525,008	$581,366	$370,000	$1,995,605

*
Includes the $2 million November 2014, one-time restricted stock unit recognition/retention grant.
**
Includes the $1 million November 2014, one-time restricted stock unit recognition/retention grant.

Change of Control and Separation Pay

              The Committee believes it is in the best interests of the Company and its shareholders to:

  •
  Assure that the Company will have the continued service of its Executives;
  •
  Reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;
  •
  Encourage the Executives' full attention and dedication to the Company; and
  •
  Provide the Executives with compensation and benefits upon a termination related to Change of Control that are competitive with those of similar businesses.

              For these reasons, the Company has entered into "Change of Control" Employment Agreements with each of the Executives. These agreements would help the Executives more fairly evaluate a potential acquisition of the Company, particularly when the acquisition would result in termination of the Executive's employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Executives' compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.

              All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and qualifying termination of employment have occurred (sometimes referred to as a "double trigger"), except that the then current value of the Executive's Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if the Company is sold. These agreements do not provide excise tax gross-ups. See pages 54-57 for details.

              The Company has a severance plan to provide benefits to employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when the Company requests additional covenants from the Executives. The Company has an employment agreement with Mr. Zimpleman for his services as the Company's CEO. See page 54 for details.

Perquisites

              The only perquisite for Executives that is not offered to all employees is one physical examination per year. We provide this perquisite to protect the health of our Executives and the Company's investment in its leadership.

Stock Ownership Guidelines

              Executives are required to own stock in the Company to ensure their interests are aligned with the shareholders' interests and with the long term performance of the Company. Once the Executive achieves the required stock ownership level based on market value, the ownership requirement remains at the number of shares owned at that time, regardless of subsequent changes in stock price or salary. Upon promotion, the Executive is required to meet the next level of stock ownership.

              Until the ownership guideline is met, Executives are required to retain a portion of the "net profit shares" resulting from equity based long term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of restricted stock units or earn out of performance shares. The percentage of net profit shares that must be retained until the multiple of salary guidelines are met are shown below:

Executive Level	Retention Ratio	Multiple of Base Salary

CEO (Zimpleman)	75%	5 times
President and COO (Houston)	75%	4 times
Division Presidents & Executive Vice Presidents (Lillis, McCaughan & Valdés)	50%	3 times

              All Named Executive Officers comply with these guidelines.

Claw Back Policy

              The Committee has also adopted a compensation recovery policy that applies to Executives. The Company can recover incentive compensation if the amount of the compensation was based on achievement of financial results that were subsequently restated if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and that the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

Trading Policy

              The Company prohibits Directors and employees, including Executives, from:

  •
  Purchasing Company securities "on margin" (i.e., with the proceeds of a loan from a brokerage firm when the loan is secured by Company securities), except for the exercise of employee stock options.
  •
  Short sales;
  •
  Trading in put or call options; and
  •
  Purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

Succession Planning

              The Human Resources Committee, the CEO and the head of Human Resources maintain an ongoing focus on executive development and succession planning to prepare the Company for future success. In addition to preparing for CEO succession, the succession planning process includes all key executive positions. A comprehensive review of executive talent, including assessments by an independent consulting firm, has determined participants' readiness to take on additional leadership roles and identified the developmental and coaching opportunities needed to prepare them for greater responsibilities. The CEO makes a formal succession planning presentation to the Board of Directors annually. Succession planning is a responsibility of the entire Board and all members participate. In addition, the Company has an emergency succession plan for the CEO that is reviewed by the Board annually.

Human Resources Committee Report

              The Human Resources Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael T. Dan, Chair
Betsy J. Bernard
C. Daniel Gelatt
Richard L. Keyser
Elizabeth E. Tallett

Risk Assessment of Employee Incentive Plans

              The Human Resources Compensation Department and the chief risk officers in the business units conducted a review and analysis of the Company's employee incentive compensation plans to determine whether compensation policies or practices are reasonably likely to have a material adverse effect on the Company, and reviewed their processes and conclusions with the Chief Risk Officer. The following factors, among others, were assessed:

  •
  Plan design;
  •
  Potential risks created by the plans;
  •
  Risk mitigation factors and their effectiveness;
  •
  The mix of pay received by participating employees (fixed vs. variable, cash vs. equity, short term vs. long term);
  •
  Whether historical payments were in line with intended results; and
  •
  Governance practices regarding plan design and revisions.

              Some key factors that mitigate risks of the Company's incentive plans are the Company's stock ownership guidelines for Executives, the compensation recovery policy and the Human Resources Committee's ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation. The Company prohibits employees from purchasing Company securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company securities.

              A summary of the assessment process and conclusions was reviewed with the Human Resources Committee. Based on this analysis, the Company has determined that the Company's employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

              The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2012, 2013 and 2014.

Name	Year	Salary (1)	Bonus	Stock Awards (2)(3)	Option Awards (2)	Non Equity Incentive Compensation (4)	Change in Pension Value and Non qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total (7)

Zimpleman	2014	$982,692	$0	$3,000,004	$3,000,015	$2,280,000	$7,549,888	$106,789	$16,919,388
	2013	$919,231	$0	$2,428,124	$2,428,121	$2,137,000	$1,041,951	$80,474	$9,034,901
	2012	$900,000	$0	$2,249,990	$2,491,679	$1,282,500	$3,605,227	$80,329	$10,609,725

Houston	2014	$592,769	$0	$1,115,627	$1,115,643	$962,000	$1,579,560	$106,984	$5,472,583
	2013	$566,923	$0	$1,072,505	$1,072,513	$858,000	–$50,354	$79,460	$3,599,046
	2012	$544,231	$0	$1,031,260	$1,142,017	$612,000	$846,704	$88,603	$4,264,815

Lillis	2014	$523,077	$0	$795,004	$794,986	$604,000	$2,921,717	$47,410	$5,686,194
	2013	$494,231	$0	$750,001	$749,982	$630,000	$811,848	$42,651	$3,478,713
	2012	$466,000	$0	$653,136	$723,308	$443,000	$1,412,152	$24,571	$3,722,167

McCaughan	2014	$629,616	$0	$3,030,265	$1,030,261	$2,060,000	$123,802	$13,221	$6,887,165
	2013	$611,539	$0	$999,377	$999,379	$2,325,000	$80,742	$13,290	$5,029,326
	2012	$593,192	$0	$974,995	$1,079,730	$1,602,000	$76,897	$13,673	$4,340,487

Valdés	2014	$559,077	$0	$1,703,763	$703,747	$481,000	$143,136	$75,211	$3,665,934
	2013	$541,154	$0	$641,538	$641,536	$467,000	$90,767	$63,008	$2,445,003
	2012	$519,231	$0	$525,008	$581,366	$370,000	$35,446	$67,530	$2,098,581

(1)
Includes 2014 salary deferred into the qualified 401(k) plan and the Excess Plan, as shown below (information detailing deferrals for 2012 was included in last year's proxy statement):

Named Executive Officer	401(k) Employee Contribution	Excess Plan Employee Contributions	Total Employee Contributions

Zimpleman	$23,000	$81,221	$104,221
Houston	$14,300	$47,422	$61,722
Lillis	$15,115	$31,385	$46,500
McCaughan	$17,500	$0	$17,500
Valdés	$8,734	$29,660	$38,394

(2)
Amounts represent the aggregate grant date fair value amounts for awards and options granted in the year noted. The assumptions for the valuation of stock option awards under the ASC Topic 718 for awards included in the Summary Compensation Table are as follows:

Grant Date	Exercise Price	Volatility	Expected Term	Dividend Yield	Risk Free Interest Rate

February 27, 2012	$27.46	70.03%	6 years	2.550%	1.10%
February 25, 2013	$30.70	53.30%	6.5 years	2.997%	1.13%
February 24, 2014	$44.88	53.21%	6.5 years	2.496%	2.04%

The grant date fair value per share of each RSU or PSU granted on the same date as an option listed in the above table was equal to the exercise price reported for options granted on such date.
(3)
PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2012, 2013, and 2014 PSUs is 150% of the target number of PSUs. If the PSUs granted in 2014 are earned at the maximum payout, the grant date value of such PSUs would be as shown in the following table, and the amounts reported in the Stock Awards column, above, would be increased by the amount shown in the column to the far right of the following table.

Named Executive Officer	Grant Date Value of 2014 PSUs at Maximum Payout	Amount by Which Aggregate Grant Date Values Reported Would be Increased

Zimpleman	$4,500,005	$1,500,002
Houston	$1,673,441	$557,814
Lillis	$1,192,506	$397,502
McCaughan	$1,545,398	$515,133
Valdés	$1,055,645	$351,882

(4)
The amounts shown represent annual incentive compensation awards earned in 2014 and paid in 2015 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Named Executive Officer	Employee Contributions on Incentive Pay

Zimpleman	$228,223
Houston	$82,998
Lillis	$42,309
McCaughan	$0
Valdés	$38,705

(5)
Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and nonqualified pension plans are disclosed on page 51. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings on deferred compensation.

The Summary Compensation Table reflects changes to the pension value of the Named Executive Officer's pension benefits, which were inflated due to changes in actuarial assumptions that occurred in 2014 as described in the discussion of benefits on pages 38-40. These changes in actuarial assumptions do not result in an increase to the actual accrued monthly pension benefit provided to the Named Executive Officers.
(6)
All Other Compensation for the Named Executive Officers consists of the following:

Named Executive Officer	Perquisites and Other Personal Benefits (a)	Principal Life Contributions to Defined Contribution Plans (b)	Total

Zimpleman	$13,198	$93,591	$106,789
Houston	$19,938	$87,046	$106,984
Lillis	$12,818	$34,592	$47,410
McCaughan	$96	$13,125	$13,221
Valdés	$16,511	$58,700	$75,211

    (a)
    Represents the incremental aggregate cost to the Company for all perquisites provided during the year. Amounts include the value of an annual physical examination, personal and business spousal travel, and gifts given to all sales conference attendees.
    (b)
    The amounts shown below are Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan's matching contributions are also included in Principal Life's Contributions in the NonQualified Deferred Compensation table on page 51.

Named Executive Officer	401(k) Matching Contribution Made by Principal Life	Excess Plan Matching Contribution Made by Principal Life	Total

Zimpleman	$7,800	$85,791	$93,591
Houston	$13,125	$73,921	$87,046
Lillis	$6,827	$27,765	$34,592
McCaughan	$13,125	$0	$13,125
Valdés	$13,125	$45,575	$58,700

(7)
Sum of the total dollar value of the other columns in this table.

Grants of Plan Based Awards for Fiscal Year End December 31, 2014

		Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and

Name	Grant Date	Threshold	Target	Maximum (1)	Threshold	Target	Maximum	Stock or Units (3)	Underlying Options (4)	Option Awards (5)	Option Awards (6)

Zimpleman		N/A	$2,000,000	$10,400,000
	02/24/2014				16,711	66,845	100,268				$3,000,004
	02/24/2014								158,815	$44.88	$3,000,015

Houston		N/A	$843,750	$4,400,000
	02/24/2014				6,215	24,858	37,287				$1,115,627
	02/24/2014								59,060	$44.88	$1,115,643

Lillis		N/A	$530,000	$3,000,000
	02/24/2014				4,429	17,714	26,571				$795,004
	02/24/2014								42,085	$44.88	$794,986

McCaughan		N/A	$1,902,000	$8,900,000
	02/24/2014				5,739	22,956	34,434				$1,030,265
	02/24/2014								54,540	$44.88	$1,030,261
	11/24/2014							37,092			$2,000,001

Valdés		N/A	$422,250	$3,000,000
	02/24/2014				3,920	15,681	23,522				$703,763
	02/24/2014								37,255	$44.88	$703,747
	11/24/2014							18,546			$1,000,000

(1)
The maximum award shown is the maximum aggregate award payable under the Annual Incentive Pay Plan for the Named Executive Officers, based on the Bonus Pool. In determining the actual annual incentive award payable, the Human Resources Committee exercises negative discretion to reduce the amount payable from the maximum award determined under the Annual Incentive Pay Plan as described on pages 34-36.
(2)
These columns reflect PSUs granted on February 24, 2014. These PSUs will vest, if at all, according to the 2014-2016 PSU performance scale outlined on page 37. The maximum payout for the 2014 PSUs is 150% of the target number of PSUs.
(3)
This column reflects RSUs granted on November 24, 2014 as discussed on page 37.
(4)
The options vest in three equal annual installments beginning on the first anniversary of the grant date. The options are not eligible for dividend equivalents. The number of stock options awarded to each Named Executive Officer in a given year is calculated by dividing the grant date fair value of one option into the portion of the Adjusted Target Award Opportunity (50%) to be delivered in options, using the Black-Scholes model (but adjusting for the possibility that some options may be forfeited because Named Executive Officers may terminate their employment prior to the options vesting).
(5)
The per-share option exercise price is the closing price of the Common Stock on the date of grant.
(6)
Represents the grant date fair value of the award at target.

Outstanding Equity Awards at Fiscal Year End December 31, 2014

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (4)

Zimpleman (5)	82,885	0	$49.25	02/27/2016
	1,120	0	$54.45	06/01/2016
	74,935	0	$62.63	02/26/2017
	142,985	0	$60.10	02/26/2018
	368,615	0	$11.07	02/24/2019
	144,700	0	$22.21	02/23/2020
	105,915	0	$34.26	02/28/2021
	119,076	59,539	$27.46	02/27/2022			90,303	$4,690,338
	67,730	135,460	$30.70	02/25/2023			83,088	$4,315,577
	0	158,815	$44.88	02/24/2024			68,549	$3,560,439

Houston	37,080	0	$60.10	02/26/2018
	72,350	0	$22.21	02/23/2020
	50,200	0	$34.26	02/28/2021
	54,576	27,289	$27.46	02/27/2022			41,389	$2,149,745
	29,916	59,834	$30.70	02/25/2023			36,700	$1,906,194
	0	59,060	$44.88	02/24/2024			25,492	$1,324,039

Lillis (6)	7,380	0	$60.10	02/26/2018
	13,505	0	$56.42	05/19/2018

McCaughan	25,655	0	$34.26	02/28/2021
	34,566	17,284	$27.46	02/27/2022			26,213	$1,361,503
	20,920	41,840	$30.70	02/25/2023			25,664	$1,332,999
	0	42,085	$44.88	02/24/2024			18,166	$943,520
	13,138	0	$39.02	02/28/2015
	63,760	0	$49.25	02/27/2016
	48,990	0	$62.63	02/26/2017
	60,590	0	$60.10	02/26/2018
	63,555	0	$11.07	02/24/2019
	79,365	0	$22.21	02/23/2020
	50,355	0	$34.26	02/28/2021
	51,600	25,800	$27.46	02/27/2022
	27,876	55,754	$30.70	02/25/2023			39,131	$2,032,464
	0	54,540	$44.88	02/24/2024			34,198	$1,776,222
					37,330	$1,938,904	23,541	$1,222,731

Valdés	0	13,892	$27.46	02/27/2022			21,070	$1,094,376
	17,895	35,790	$30.70	02/25/2023			21,953	$1,140,224
	0	37,255	$44.88	02/24/2024			16,081	$835,234
					18,665	$969,452

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer's death, disability or retirement, or upon the occurrence of a Change of Control.
(2)
All RSUs vest on the third anniversary of the grant date.
(3)
The PSUs granted in 2012 vested on December 31, 2014 are disclosed at 102% in accordance with ASC Topic 718. The PSUs granted in 2013 will vest on December 31, 2015 and will pay out if either the ROE or operating income threshold performance measure is met as approved by the Human Resources Committee. PSUs granted in 2014 will vest on December 31, 2016 and will pay out if either the ROE or operating income threshold is met as approved by the Human Resources Committee.
(4)
Assumes a stock price of $51.94 per share, the closing price of a share of Common Stock on the last trading day of the year, December 31, 2014, reported for the New York Stock Exchange-Composite Transactions.
(5)
Mr. Zimpleman received additional options on June 1, 2006, when he was promoted to President and Chief Operating Officer.
(6)
Mr. Lillis received additional options on May 19, 2008, in connection with his promotion to CFO.

              Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the NonEquity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

Option Exercises and Stock Vesting

              The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during calendar year 2014 for each Named Executive Officer on an aggregated basis.

	OPTION AWARDS		STOCK AWARDS
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Zimpleman	0	$0	90,303	$4,635,253
Houston	64,115	$1,865,589	41,389	$2,124,497
Lillis	33,765	$1,091,960	26,213	$1,345,513
McCaughan	203,801	$4,669,147	39,131	$2,008,594
Valdés	42,058	$914,119	21,070	$1,081,523

(1)
Represents the difference between the market price of the underlying shares of Common Stock on the date of exercise and the exercise price of the exercised option.
(2)
Represents the market value of PSUs granted in 2012 that settled on February 23, 2015 at $51.33 upon Committee approval of the final performance modifier of 102%. The actual payout was determined applying negative discretion, which took into account various factors including changes in accounting guidance and extraordinary items. As described in the 10k, these extraordinary items include a 3Q12 actuarial assumption review and Principal Financial Group Foundation contributions arising from Catalyst Health Solutions gains.

Pension Plan Information

Participant Group	Pension Benefit Formula

GRANDFATHERED PARTICIPANTS

Grandfathered Participants were age 47 or older with at least ten years of service on December 31, 2005, and elected to retain the prior benefit provisions under the DB Plan and the NQDB Plan and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.

Defined Benefit Plan ("DB") (Traditional Formula)
39.2% of Average Compensation (the highest five consecutive years' total Pay out of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and annual incentive bonus up to the Tax Code limits) below the Integration Level (1) plus 61.25% of Average Compensation above the Integration Level.

Cash Balance Plan — The Annual Pay Credits are calculated using the table below

		Annual Pay Credit

	Age+Service Years (Points)	Contribution on all Pay	Contribution on Pay above Taxable Wage Base (2)

	< 40	4.00%	2.00%

	40 – 49	5.50%	2.75%

	50 – 59	7.00%	3.50%

	60 – 69	9.00%	4.50%

	70 – 79	11.50%	5.75%

	80 or more	14.00%	7.00%

Messrs. Zimpleman and Lillis' benefit at retirement will be the greater of the benefit under the Traditional or Cash Balance Formulas.

NQ Defined Benefit
The NQDB benefit formula for Grandfathered Participants hired before January 1, 2002 is the greater of:

•

65% of Average Compensation, offset by Social Security and DB Plan benefits; or

•

The greater of the traditional or cash balance DB Plan benefit for Grandfathered Participants without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

(1)    The Covered Compensation Table in the Tax Code.

(2)    The Social Security Taxable Wage Base.

Participant Group	Pension Benefit Formula

NON GRANDFATHERED PARTICIPANTS Non Grandfathered Participants will receive the greater of the benefit provided under the Traditional Benefit Formula or the Cash Balance Formula.

Defined Benefit Plan ("DB") (Traditional Formula)
35% of Average Compensation below the Integration Level plus 55% of Average Compensation above the Integration Level.

Cash Balance Plan — The Annual Pay Credits are calculated using the table below

		Annual Pay Credit

	Age+Service Years (Points)	Contribution on all Pay	Contribution on Pay above Taxable Wage Base (2)

	< 40	3.00%	1.50%

	40 – 59	4.00%	2.00%

	60 – 79	5.50%	2.75%

	80 or more	7.00%	3.5%

•

Mr. Houston's retirement benefit will be the greater of the Traditional or Cash Balance Formulas.

•

Mr. Valdés's retirement benefit will be the Cash Balance Formula. Mr. Valdés will also have a small benefit under the Traditional Formula due to service prior to January 1, 2006.

•

Mr. McCaughan's retirement benefit will be the Cash Balance Formula. He has not accrued any benefits under this plan since January 1, 2010.

NQ Defined Benefit
The NQDB benefit formula for Non Grandfathered Participants hired before January 1, 2002 is:

•

The traditional or cash balance pension plan benefit for Non Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

For employees who were active participants in the plan on December 31, 2005, their accrued benefit will not be less than their accrued benefit determined as of that date.

For both groups, there is a reduction if payments start earlier than Normal Retirement Age (Traditional Benefit Formula only):

•

The Company subsidizes early retirement if the Named Executive Officer remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

•

The early retirement benefits for Grandfathered Choice Participants (and Non Grandfathered Choice Participants for benefits accrued prior to January 1, 2006) range from 75% at age 57 to 100% at age 62. The early retirement benefits for Non Grandfathered Choice Participants for benefits accrued after December 31, 2005 range from 75% at age 57 to 97% at age 64.

•

If the Named Executive Officer terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.

•

Benefits under the Traditional Formula are eligible for a Cost of Living Adjustment after retirement benefits begin. For Non Grandfathered Participants only benefits accrued as of December 31, 2005 receive this adjustment. The Cost of Living adjustment is based on the Consumer Price Index (CPI).

Pension Distributions

              Participants receive an annuity under the traditional benefit formula in the DB Plan. The qualified cash balance benefit formula in the DB Plan allows for benefits as an annuity or lump sum.

              NQDB benefits may be paid as a lump sum at termination/retirement, or as an annuity. Distributions may also be allowed at death or a change of control. For participants in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect for payments on a specified date between age 60 and 65.

Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit at Normal Retirement Age (2)	Payments During Last Fiscal Year

Zimpleman	Qualified Pension NQDB	41	$2,255,606 $22,819,282	$0 $0
Houston	Qualified Pension NQDB	30	$813,858 $3,252,523	$0 $0
Lillis	Qualified Pension NQDB	32	$2,183,447 $6,081,929	$0 $0
McCaughan	Qualified Pension NQDB	7	$200,645 $1,657,857	$0 $0
Valdés	Qualified Pension NQDB	4	$115,554 $199,193	$0 $0

(1)
As of December 31, 2014.
(2)
Benefit calculations have been made using the following assumptions:
•
Discount Rate: 4.9% for December 31, 2013 and 4% for December 31, 2014 benefits;
•
Mortality: 2013 IRS Prescribed Mortality — Static Annuitant, Male & Female for December 31, 2013 benefits: SOA RP — 2014 Study with SSA 2007-2009 Improvement Scale for December 31, 2014;
•
Cost of living increase: 1.6875% for December 31, 2013 benefits and December 31, 2014 benefits;
•
No disability;
•
Retirement age of 62 for Messrs. Zimpleman and Lillis (early retirement eligible) who would then receive unreduced benefits. Retirement age of 65 for Houston, who will not have unreduced benefits prior to that point. Retirement age of 65 for Valdés frozen traditional benefit plus current cash balance account. Current cash balance account for Mr. McCaughan;
•
A spouse 3 years younger; and
•
Cash balance interest crediting rate of 5.5% for December 31, 2013 and for December 31, 2014.

Non Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal year (1)	Principal Life Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End (3)

Zimpleman	$294,921	$85,791	$210,993	$0	$3,849,905
Houston	$116,062	$73,921	$102,792	$0	$1,962,495
Lillis	$69,185	$27,765	$41,641	$0	$689,775
McCaughan	$0	$0	$57,079	$0	$2,672,078
Valdés	$67,020	$45,575	$11,994	$0	$271,555

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on page 44 or represent annual incentive payment deferrals earned in 2013 and credited to the Named Executive Officers' accounts during 2014.
(2)
The amounts shown as "Principal Life Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on page 44.

(3)
The end of year 2014 aggregate balances includes the following deferrals and matching contributions from years prior to 2014:

Named Executive Officer	Employee Deferral Prior to 1/1/2014	Principal Life Match Prior to 1/1/2014	Total

Zimpleman	$1,814,250	$470,523	$2,284,773
Houston	$634,614	$394,791	$1,029,405
Lillis	$227,120	$108,926	$336,046
McCaughan	$998,343	$581,568	$1,579,911
Valdés	$74,909	$56,182	$131,091

Qualified 401(k) Plan and Excess Plan

Plan Feature	Qualified 401(k) Plan	Excess Plan

Deferrals	1-15% of base salary and up to 100% of annual incentive compensation awards (1-100% of base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code.	1-15% of base salary and up to 100% of annual incentive compensation awards.

Investment Options	There are 20 investment options and investment and investment return is based on the participant's investment direction.	The investment options are listed on page 53 and investment return is based on the participant's investment direction.

Distributions	Allowed at various times including termination, death and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency and mandatory payment at age 65.

Vesting	3 year cliff	Immediate

              The following are the investment options available to all participants in the Excess Plan:

Investment Option	1 Year Rate Of Return (12/31/2014)

Principal Equity Income Institutional Fund	12.66%
Principal LargeCap Value Institutional Fund	11.32%
Principal LargeCap S&P 500 Index Institutional Fund	13.50%
Principal LargeCap Growth Institutional Fund	11.21%
Principal LargeCap Growth I Institutional Fund	8.65%
Principal MidCap Institutional Fund	12.69%
Principal MidCap Growth III Institutional Fund	7.38%
Principal SmallCap Value II Institutional Fund	6.07%
Principal SmallCap S&P 600 Index Institutional Fund	5.52%
Principal Small Cap Growth I Institutional Fund	1.54%
Principal Real Estate Securities Institutional Fund	32.36%
Principal International Emerging Markets Institutional Fund	–3.77%
Principal Diversified International Institutional Fund	–3.02%
Principal LifeTime Strategic Income Institutional Fund	4.59%
Principal LifeTime 2010 Institutional Fund	4.94%
Principal LifeTime 2020 Institutional Fund	5.61%
Principal LifeTime 2030 Institutional Fund	5.90%
Principal LifeTime 2040 Institutional Fund	6.11%
Principal LifeTime 2050 Institutional Fund	6.29%
Principal LifeTime 2060 Institutional Fund	6.15%
Principal Money Market Institutional Fund	0.00%
Principal Bond & Mortgage Securities Institutional Fund	5.07%
Principal Inflation Protection Institutional Fund	3.20%
Principal Government & High Quality Bond Institutional Fund	5.17%
Principal Financial Group, Inc. Employer Stock Fund	7.93%

PAYMENTS UPON TERMINATION

Employment Agreement

              The Company has an employment agreement dated May 1, 2008, with Mr. Zimpleman for his service as the Company's CEO with an initial term through May 1, 2011, and the term of the agreement automatically extends to create a new one year term unless either party provides notice of an intention not to extend the agreement. Mr. Zimpleman is entitled to benefits, including a lump sum severance payment equal to two times the sum of his annual base salary and target annual bonus, if his employment involuntarily terminates under certain circumstances other than upon a Change of Control. The severance provisions were based on market practice and did not affect the decisions made regarding other components of his compensation.

Severance Plans

              Messrs. Houston, Lillis and Valdés are eligible for severance under the Company's severance plan if they are terminated as a result of layoffs, position elimination or similar reasons. Executives do not receive severance benefits if they take a comparable job with Principal Life, fail to sign a release of claims against Principal Life, and/or other specified reasons. The benefit payable under the severance plan is the greater of one week of base salary for each year of service with Principal Life or two weeks of base salary for each $10,000 of annual base salary (rounded to the nearest $10,000). Each of the Named Executive Officers would be eligible for 52 weeks of severance under this plan. The severance plan has a minimum benefit of six weeks and a maximum benefit of 52 weeks of base pay, and also provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under the Retiree plan if the Executive is eligible to retire or COBRA if the Executive is not eligible to retire. In circumstances in which the severance plan does not apply, the Human Resources Committee would determine whether any severance benefits would be paid to Messrs. Houston, Lillis and Valdés.

              An agreement made with Mr. McCaughan when he was hired provides that if he is terminated without "Cause", as that term is defined in the Change of Control Employment Agreements (see below), he will be paid (i) one year's base compensation and one year's annual bonus at target, and (ii) all other accrued entitlements, in accordance with the terms of the relevant plan.

              The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2014:

Named Executive Officer	Severance	Outplacement Services	COBRA Reimbursement	Total

Zimpleman	$6,000,000	$10,000	$0	$6,010,000
Houston	$675,000	$10,500	$4,805	$690,305
Lillis	$530,000	$10,500	$1,857	$542,357
McCaughan	$2,536,000	$0	$0	$2,536,000
Valdés	$563,000	$10,500	$4,653	$578,153

Change of Control Employment Agreements

              The Company has Change of Control Employment Agreements with each of the Named Executive Officers. These Agreements have a term of two years and will automatically renew for successive one year periods unless the Company provides a notice electing not to extend the term. If during the term of these agreements a "Pre-Change of Control Event" or a "Change of Control" occurs, the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by

Section 4999 of the Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), the Company will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after tax basis.

              The severance and other benefits provided under these agreements will be available to Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre-Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.

              Under these Agreements, a "Pre-Change of Control Event" means:

  •
  An offer that would result in a third party owning 40% or more of the Company's voting securities;
  •
  A proxy solicitation or contest for the election of one or more members of the Company's Board; or
  •
  An agreement that would result in a Change of Control.

              Under these Agreements, a Change of Control means:

  •
  Any person becoming an owner of 40% or more of the Company's Common Stock;
  •
  Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;
  •
  A merger, reorganization, consolidation or similar transaction in which the shareholders of the Company do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or
  •
  Approval by the shareholders of the Company of a sale of its assets or a plan of liquidation.

              These Agreements also provide:

  •
  That the Named Executive Officers receive specified salary, annual incentive compensation and benefits for two years following a Change of Control if their employment continues after the Change of Control;
  •
  That if the successor to the Company agrees to issue equity to replace the equity awards they received from the Company, the outstanding equity awards will continue or will become equity related to the common stock of the successor company ("Successor"). Any outstanding performance based equity awards will be converted into time vesting restricted stock or RSUs for Company stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Human Resources Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;
  •
  For severance and other benefits if their employment is terminated without "Cause" or by the Named Executive Officer voluntarily for "Good Reason." Termination without cause or by the Named Executive Officer for good reason is referred to as a "qualifying termination;" and
  •
  That they will vest in all benefits previously accrued under the NQDB and Excess Plans, and these benefits will be paid in accordance with these plans.

              The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.

              For purposes of the Agreements, "Good Reason" means negative changes in the terms and conditions of the Named Executive Officer's employment, consisting of:

  •
  Failure to pay base salary;
  •
  Failure to pay the annual bonus or a reduction in annual bonus opportunity;

  •
  Material adverse change in position, authority or duties;
  •
  Material reduction in the aggregate compensation and benefits;
  •
  Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;
  •
  Any material breach of the Change of Control Employment Agreement;
  •
  Any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or
  •
  The failure of the successor to be bound by the Agreements.

              "Cause" means any one or more of the following:

  •
  Commission of certain crimes;
  •
  Misconduct or habitual neglect of duties; or
  •
  Willful or intentional breach of the Change of Control Agreement.

              The benefits to be paid or provided under the Agreements if termination occurs for Good Reason or without Cause consist of:

  •
  Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;
  •
  Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, performance units, RSUs and deferred stock units;
  •
  A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and
  •
  The reimbursement for legal fees and other related expenses to enforce the Agreements.

              In addition, until the third anniversary of the date of the Named Executive Officer's termination, he and his eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by executives whose employment continues.

              Pursuant to these Agreements, Mr. Zimpleman has agreed that for 18 months, and the other Named Executive Officers for one year, following a termination of employment that results in the Named Executive Officer receiving the severance benefits described above, he will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

Potential Payments Upon Termination Related to a Change of Control

              The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:

  •
  termination occurred on December 31, 2014;
  •
  per share price of the Company's Common Stock was $51.94, the closing price as of December 31, 2014, the last trading day of the year.

Named Executive Officer	Cash Severance (1)	Spread on Previously Unvested Options	Value of Previously Unvested Restricted Stock & Performance Shares (2)	Benefits Continuation (3)	Accelerated Pension Benefit (4)	Total Termination Benefits (before taxes)

Zimpleman	$6,000,000	$5,455,919	$7,876,016	$43,489	$0	$19,375,424
Houston	$4,050,000	$2,355,872	$3,230,233	$57,184	$0	$9,693,289
Lillis	$2,120,000	$1,608,914	$2,276,519	$30,030	$0	$6,035,463
McCaughan	$5,072,000	$7,714,867	$4,937,857	$46,558	$0	$17,771,282
Valdés	$1,970,500	$1,363,276	$2,944,910	$57,184	$0	$6,335,870

(1)
Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Named Executive Officers would be entitled to a pro rata bonus for the year of termination.
(2)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2014, where vesting would be accelerated, at a stock price of $51.94. Performance shares granted in 2013 and 2014 are valued at target, based on our performance to date as of December 31, 2014.
(3)
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer's termination and outplacement services.
(4)
Represents the lump sum present value of the accelerated vesting of unvested retirement benefits. All of the Named Executive Officers are fully vested in their pension benefit.

PROPOSAL TWO — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

              Say on pay votes will be held annually until the next vote on the frequency of this advisory vote is conducted in 2017, or until the Board determines that a different frequency would be in the best interests of the Company's shareholders.

              The Company's Executive compensation program is designed to reward Executives who contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented Executives to perform at the highest level and contribute significantly to the Company's success. The program is designed to tie the delivery of Executive compensation to the achievement of the Company's long and short term financial and strategic goals and to align the interests of Executives and shareholders. The purposes and objectives of, and the rationale behind, the Company's compensation program are described in significant detail in the Compensation Discussion and Analysis, starting on page 25. Of particular note are the following policies and practices aligned with recognized corporate governance best practice:

  •
  Our Executive compensation is, in large measure, highly variable and directly linked to our short term and long term financial and strategic goals and the performance of the Company's stock price over time.

  •
  Executives receive a significant portion of total compensation opportunity in the form of equity based long term incentives and are required to own stock in the Company to ensure their interests are aligned with the shareholders' interests and long term performance of the Company.

  •
  The Company prohibits all employees, including Executives, from: purchasing Company securities on margin, except for the exercise of employee stock options; short sales; trading in put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

  •
  The Company has a compensation recovery policy to recover incentive compensation paid to Executives if the amount of the compensation was based on achievement of financial results that were subsequently restated, if, in the opinion of the Committee, the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and that the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

  •
  Our Executive Change of Control Employment Agreements provide market-based service protection and do not contain excise tax gross ups.

  •
  We do not provide perquisites to Executives that are not offered to all employees, with the exception of one physical examination per year.

  •
  Our programs are designed to be financially efficient from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure tax deductibility to the Company of all compensation to the extent practicable.

              Shareholders are being asked to vote on the Company's compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis and the compensation tables and the accompanying narratives in this Proxy Statement.

              This vote is not intended to address any specific item of compensation, but the Company's overall compensation related to our Named Executive Officers. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Human Resources Committee, which is responsible for designing and administering the Company's executive compensation program, values shareholder opinions and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

              This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to vote on an advisory, nonbinding basis to approve the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules through the following resolution:

              RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

              The Board of Directors recommends that shareholders vote "For" this resolution.

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

              Subject to shareholder ratification, the Audit Committee has appointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2015. The Company or Principal Life has used Ernst & Young LLP as its independent registered public accountants for many years. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accountants.

              RESOLVED, that the appointment of Ernst & Young, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2015 be ratified.

    The Board of Directors recommends that shareholders vote "For" this resolution.

              Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2014 consolidated financial statements.

Audit Fees

              The aggregate fees billed by the Company's independent registered public accounting firm in 2014 and 2013 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company's independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $8,984,000 in 2014 and $8,246,000 in 2013.

Audit Related Fees

              The aggregate fees billed by the Company's independent registered public accounting firm in 2014 and 2013 for professional services rendered in connection with audit related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation totaled approximately $1,530,000 in 2014 and $1,113,000 in 2013.

Tax Fees

              The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with tax services consisting primarily of tax compliance totaled approximately $223,000 in 2014 and $231,000 in 2013. Tax compliance generally involves preparation, assistance or attestation related to tax filings in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and compliance with new tax related regulations.

All Other Fees

              The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with other services consisting primarily of software licensing totaled approximately $3,000 in 2014 and $10,000 in 2013.

              The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company's independent registered public accountant proposes to provide to the

Company, its majority owned subsidiaries, employee benefit plans or affiliates. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to assure that the provision of such services does not impair any auditor's independence. The policy provides for the general preapproval of specific types of Audit and Audit Related services and fees up to an established individual engagement and annual threshold. The policy requires specific preapproval of all other services. Pursuant to the policy, each quarter Company management presents to the Committee a detailed description of each particular service that meets the definition of services that have been generally approved and each service for which specific preapproval is sought, and an estimate of fees for each service. The policy accords the Audit Committee Chair authority to preapprove services and fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non audit services by the independent registered public accountant, the Audit Committee will consider whether the services are compatible with the maintenance of the independent registered public accountant's independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.

              The Audit Committee did not approve the services described above under the captions "Audit Related Fees," "Tax Fees" and "All Other Fees" by utilizing the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              Except as otherwise indicated below, the following table shows, as of March 16, 2015, beneficial ownership of shares of Common Stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and Executive Officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, for the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned (1)	Percent of Common Stock Outstanding

The Vanguard Group (2)	21,554,308	7.33
100 Vanguard Boulevard Malvern, Pennsylvania 19355
Nippon Life Insurance Company (3)	18,137,000	6.17
3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan
Capital Research Global Investors (4)	17,522,600	6.00
333 South Hope Street Los Angeles, California 90071
Wellington Management Group LLP (5)	16,761,509	5.71
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210
BlackRock Inc. (6)	15,161,002	5.20
55 East 52nd Street New York, NY 10022
Betsy J. Bernard	29,955	*
Jocelyn Carter-Miller	30,333	*
Gary E. Costley	32,432	*
Michael T. Dan	35,914	*
Dennis H. Ferro	13,774	*
C. Daniel Gelatt (7)	334,429	*
Sandra L. Helton	37,554	*
Roger C. Hochschild	0
Richard L. Keyser	33,475	*
Luca Maestri	9,340	*
Elizabeth E. Tallett	34,083	*
Daniel J. Houston (8)	465,068	*
Terrance J. Lillis (8)	243,555	*
James P. McCaughan	680,725	*
Luis Valdés	162,781	*
Larry D. Zimpleman	1,527,811	*
All Directors and Executive Officers as a group (23 persons)	4,787,822	1.62

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.
(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 16, 2014 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Ms. Bernard, 28,300; Ms. Carter Miller, 30,213; Dr. Costley, 28,300; Mr. Dan, 25,914; Mr. Ferro, 13,744; Mr. Gelatt, 32,922; Ms. Helton, 28,300; Mr. Hochschild, 0; Mr. Keyser, 32,450; Mr. Maestri, 9,340; Ms. Tallett, 32,450; Mr. Houston, 347,494; Mr. Lillis, 183,317; Mr. McCaughan, 517,948; Mr. Valdés, 104,615; Mr. Zimpleman,1,288,168; and all other executive officers as a group, 829,546.
(2)
The information regarding beneficial ownership by The Vanguard Group is based solely on an amended Schedule 13G filed by it with the SEC on February 10, 2015, which provided information as of December 31, 2014. According to the Schedule 13G, Vanguard has sole voting power with respect to 481,332 shares; shared voting power with respect to 0 shares; sole investment power with respect to 21,102,503 shares; and shared investment power with respect to 451,805 shares.
(3)
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2008, which provided information as of February 21, 2008. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares.
(4)
The information regarding beneficial ownership by Capital Research Global Investors is based solely on an amended Schedule 13G filed by it with the SEC on February 13, 2015, which provided information as of December 31, 2014. According to the Schedule 13G, Capital Research Global Investors has sole voting power with respect to 17,522,600 shares; shared voting power with respect to 0 shares; sole investment power with respect to 17,522,600 shares; and shared investment power with respect to 0 shares.
(5)
The information regarding beneficial ownership by Wellington Management Group LLP is based solely on a Schedule 13G filed by it with the SEC on February 12, 2015, which provided information as of December 31, 2014. According to the Schedule 13G, Wellington has sole voting power with respect to 0 shares; shared voting power with respect to 9,841,894 shares; sole investment power with respect to 0 shares; and shared investment power with respect to 16,761,509 shares.
(6)
The information regarding beneficial ownership by BlackRock Inc.is based solely on a Schedule 13G filed by it with the SEC on February 6, 2015, which provided information as of December 31, 2014. According to the Schedule 13G, BlackRock has sole voting power with respect to 12,786,344 shares; shared voting power with respect to 0 shares; sole investment power with respect to 15,161,002 shares; and shared investment power with respect to 0 shares.
(7)
Includes 301,506 shares held by Gingko LLC of which Dr. Gelatt is a controlling shareholder, director and executive officer.
(8)
Includes the following shares held in the Demutualization separate account for the benefit of each person indicated, as to which none of such persons has voting power: Mr. Houston, 409; and Mr. Lillis, 40.

              In addition to beneficial ownership of Common Stock, the Company's Directors and Executive Officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 15, 2015, pursuant to previously awarded stock options, RSUs, performance share units and non transferable accounting entry units such as phantom stock units issued pursuant to Company stock based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

              See "Directors' Compensation" on pages 22-24 for a discussion of the options and RSUs granted to Directors under the Principal Financial Group, Inc. 2014 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for Non Employee Directors of Principal Financial Group, Inc. See "Compensation Discussion and Analysis" beginning on page 25 for a discussion of the performance units credited to officers who defer receipt of awards under a long term performance plan, the options and RSUs granted under the 2014 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

              As of March 16, 2015, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 2,582; Ms. Carter Miller, 2,582; Dr. Costley, 9,660; Mr. Dan, 13,372; Mr. Ferro, 17,855; Dr. Gelatt, 2,582; Ms. Helton, 2,582; Mr. Hochschild, 0; Mr. Keyser, 2,582; Mr. Maestri, 2,582; Ms. Tallett, 8,162; Mr. Houston, 140,794; Mr. Lillis, 89,586; Mr. McCaughan, 172,083; Mr. Valdés, 96,882; and Mr. Zimpleman, 341,434.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive Officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC and the New York Stock Exchange reports of ownership of the Company's securities and changes in reported ownership. Directors, Executive Officers and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

              Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2014, the Company's Directors, Executive Officers and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

APPENDIX A

Mclagan Investment Management Survey Participants

AllianceBernstein L.P.	Fidelity Investments	Neuberger Berman Group
Allianz Asset Management of America L.P.	Franklin Templeton Investments	Nuveen Investments
American Century Investments	GE Asset Management Inc.	Old Mutual Asset Management
Babson Capital Management LLC	Goldman Sachs Asset Management	Oppenheimer Funds, Inc.
BlackRock	Guggenheim Investments	Pacific Investment Management Company
BNY Mellon Cash Investment Strategies	Invesco	Principal Global Investors
Bridgewater Associates	Janus Capital Group	Putnam Investments
Capital Group Companies, Inc., The	Jennison Associates	Pyramis Global Advisors
Charles Schwab Investment Management, Inc.	JPMorgan Asset Management	Russell Investments
Columbia Management Investment Advisors	Legg Mason & Co.	State Street Global Advisors
Credit Suisse Asset Management	Loomis, Sayles & Company, L.P.	T. Rowe Price Associates, Inc.
Delaware Investments	Lord, Abbett & Co.	Trust Company of the West
Deutsche Asset Management	Mellon Capital Management	UBS Global Asset Management
Dimensional Fund Advisors Inc.	MFS Investment Management	Vanguard Group, Inc., The
Eaton Vance Investment Managers	Morgan Stanley Investment Management	Wellington Management Co.
Federated Investors, Inc.	Natixis Global Asset Management	Western Asset Management Company

Towers Watson Diversified Insurance Study of Executive Compensation Participants

AFLAC	John Hancock	Phoenix Companies
AIG	Lincoln Financial	Principal Financial
Allstate	Massachusetts Mutual	Prudential Financial
AXA Group	MetLife	Securian Financial
CIGNA	Nationwide	Sun Life Financial
CNO Financial	New York Life	Thrivent Financial
Genworth Financial	Northwestern Mutual	TIAA-CREF
Guardian Life	One America Financial	Transamerica
Hartford Financial	Pacific Life	Unum Group
ING		USAA

 Towers Watson Financial Services Executive Compensation Participants

1st Source	Farm Credit Bank of Texas	Northwestern Mutual
AAA Insurance Exchange Northern California, Utah & Nevada	Farm Credit Foundations	NRUCFC
AAA Northern California, Utah & Nevada	Farmers Group	Ohio National Financial Services
ACE Limited	Federal Home Loan Bank of Atlanta	Old Second National Bank
Acuity	Federal Home Loan Bank of San Francisco	One America Financial Partners
AEGIS Insurance Services	Federal Reserve Bank of Atlanta	OneBeacon Insurance
AFLAC	Federal Reserve Bank of Cleveland	Pacific Life
AIG	Federal Reserve Bank of Dallas	Penn Mutual Life
Allianz	Federal Reserve Bank of San Francisco	People's Bank
Allstate	Federal Reserve Bank of St. Louis	Phoenix Companies
Ally Financial	Fidelity Investments	PlainsCapital
American First Credit Union	Fifth Third Bancorp	Plymouth Rock Assurance
AMERIGROUP	FINRA	PMI Group
Ameriprise Financial	First Citizens Bank	Popular
Ameritas Life	First Commonwealth Financial	Portfolio Recovery Associates
Ameritrade	First Horizon National	Premera Blue Cross
Anchor Bank N.A.	First Midwest Bancorp	Presidential Life
Arthur J. Gallagher & Company	First National Bank in Sioux Falls	Principal Financial Group
Associated Banc-Corp	First National of Nebraska	PrivateBancorp
Auto Club Group	First Niagara Financial Group	Progressive
Aviva	Franklin Resources	Protective Life
AXA Group	Freddie Mac	Provident Bank
Bank of America	Fulton Financial	Prudential Financial
Bank of Blue Valley	Genworth Financial	QTI Human Resources
Bank of Montreal	Great-West Life Annuity	RaboBank
Bank of Tampa	Guardian Life	Regions Financial
Bank of the West	Hancock Holding	RLI
Bankers Bank	Hartford Financial Services	Rockland Trust Company
BB&T	Health Net	Royal Bank of Canada
BBVA	Highmark, Inc.	SBLI of Massachusetts
Blue Cross Blue Shield of Florida	Horizon BlueCross BlueShield of New Jersey	Securian Financial Group

Blue Cross Blue Shield of Louisiana	Humana	Security National Bank
Blue Shield of California	Huntington Bancshares	SLM
Boeing Employees Credit Union	Iberia Bank	Springleaf Financial Services
BOK Financial	Independence Blue Cross	Star Financial Bank
Brandywine Trust Company	ING	State Farm Insurance
Bremer Financial	Inland Bancorp	State Street
Capital City Bank Group	INTRUST Bank NA	Sun Life Financial
Capital One Financial	Jackson National Life	SunTrust Banks
CapStar Bank	John Hancock	SVB Financial
Caterpillar Financial Services	KeyCorp	Synovus Financial Corporation
Centene	Liberty Mutual	TD Bank Financial Group
Chicago Mercantile Exchange	Loews	Thrivent Financial for Lutherans
Chubb	LPL Financial	TIAA-CREF
CIGNA	MAPFRE U.S.A.	Torus Insurance
Citi North American Operations & Technology	MARKEL	Towers Federal Credit Union
Citizens Property Insurance	Marsh & McLennan	Transamerica
Citizens Republic Bank	Massachusetts Mutual	Travelers
City National Bank	MasterCard	U.S. Bancorp
City National Bank of West Viginia	Mauch Chunk Trust Company	Union Bank N.A.
CLS	MB Financial	United Bankshares
CNA	Mechanics Bank	UnitedHealth
CNO Financial	Mercedes-Benz Financial Services	University FCU
Comerica	MetLife	Unum Group
Cullen Frost Bankers	MoneyGram International	USAA
CUNA Mutual	Moody's Corporation	Utica National Insurance
East West Bank	Munich re Group	Visa
Eastern Bank	Mutual of Omaha	W.J. Bradley Mortgage Capital
eBay	NASDAQ	Webster Bank
Edward Jones	Nationwide	Wellpoint
Employers Mutual Casualty Company	Navy Federal Credit Union	Wells Fargo
Equifax	NCCI Holdings	Western Union
Equity Office Properties	New York Life	Willis North America
Erie Insurance	Northern Trust	WSFS Bank
ESL Federal Credit Union	Northwest Bancorp Inc.	Zion's Bancorporation

EE-9039-13

<STOCK#> Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0214ZC 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + C Change of Address IMPORTANT ANNUAL MEETING INFORMATION A Election of Directors For Against Abstain 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors 01 - Roger C. Hochschild 02 - Daniel J. Houston 03 - Elizabeth E. Tallett 1. The Board of Directors recommends a vote FOR the listed nominees. For Against B Proposals The Board of Directors recommends a vote FOR Proposals 2 and 3. Abstain Change of Address — Please print new address below. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 2 6 6 2 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 2015 Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 19, 2015. Vote by Internet • Log on to the Internet and go to www.investorvote.com/PFG • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2015 Annual Meeting 2015 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 19, 2015, 9:00 a.m. Central Daylight Time 750 Park Street, Des Moines, Iowa Upon arrival, please show proof of share ownership and photo identification at the registration desk. You do not need to attend the Annual Meeting to vote. . This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. Central Daylight Time, May 19, 2015, at 750 Park Street. The shareholder signator(s) on this form hereby appoints Terrance J. Lillis and Karen E. Shaff, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2015 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE. Proxy — Principal Financial Group, Inc.

001CSP00AE www.investorvote.com Step 1: Go to www.investorvote.com. Step 2: Follow the instructions on the screen to log in. Annual Meeting Notice 02153C + + . IMPORTANT ANNUAL MEETING INFORMATION Important Notice Regarding the Availability of Proxy Materials for the Principal Financial Group, Inc. Annual Meeting to be Held on Tuesday, May 19, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! If you want to receive a paper copy or an e-mail of these materials, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side on or before May 10, 2015 to facilitate timely delivery. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 3: Click on the icon on the right to view the current meeting materials. Step 4: Return to the investorvote.com window and make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 P F G 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

. Principal Financial Group, Inc.’s Annual Meeting will be held on May 19, 2015 at 750 Park Street, Des Moines, Iowa, at 9:00 a.m. Central Daylight Time. The Board of Directors recommends a vote FOR proposals 1, 2 and 3: 1. Election of Directors 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go to www.investorvote.com, or you can request a set of proxy materials by following the instructions at the bottom of this page. If you wish to attend the Annual Meeting, please bring proof of share ownership and photo identification with you. 02153C Directions to the Principal Financial Group, Inc. 2015 Annual Meeting Here's how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials. P LEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Telephone – Call us free of charge at 1-866-641-4276 in the USA, US territories & Canada using a touch-tone phone. g Internet – Go to www.investorvote.com. g E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials PFG” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2015. 2015 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 19, 2015, 9:00 a.m. Central Daylight Time 750 Park Street, Des Moines, Iowa Upon arrival, please present proof of share ownership and photo identification at the registration desk. You do not need to attend the Annual Meeting to vote. Annual Meeting Notice

<STOCK#> Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02151C 1 U PX + Annual Meeting Voting Instruction Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + C Change of Address IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print new address below. A Election of Directors For Against Abstain 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors 01 - Roger C. Hochschild 02 - Daniel J. Houston 03 - Elizabeth E. Tallett 1. The Board of Directors recommends a vote FOR the listed nominees. For Against B Proposals The Board of Directors recommends a vote FOR Proposals 2 and 3. Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 2 6 6 2 7 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Votes submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 15, 2015. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field (“401(k)”), as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote in person or by proxy all shares credited to your account as of March 23, 2015, the record date, at the 2015 annual meeting of shareholders to be held on May 19, 2015 or at any adjournment or postponement thereof. Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE. Voting Instruction Card — Principal Financial Group, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

<STOCK#> Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02152C 1 U PX + Annual Meeting Voting Instruction Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print new address below. C Change of Address A Election of Directors For Against Abstain 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors 01 - Roger C. Hochschild 02 - Daniel J. Houston 03 - Elizabeth E. Tallett 1. The Board of Directors recommends a vote FOR the listed nominees. For Against B Proposals The Board of Directors recommends a vote FOR Proposals 2 and 3. Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 2 6 6 2 7 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Votes submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 15, 2015. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portfolio Manager of The Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, in person or by proxy, all shares attributable to units credited to your plan account as of March 23, 2015, the record date, at the 2015 annual meeting of shareholders to be held on May 19, 2015 or at any adjournment or postponement thereof. Indicate how your interests are to be voted by the Portfolio Manager by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE. Voting Instruction Card — Principal Financial Group, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q